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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ETHAN ALLEN INTERIORS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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ETHAN ALLEN INTERIORS INC.
Ethan Allen Drive
Danbury, Connecticut 06811

October 25, 2013

Dear Stockholder:

        You are cordially invited to attend the 2013 Annual Meeting of stockholders of Ethan Allen Interiors Inc. This meeting will be held at the Ethan Allen International Corporate Headquarters, Ethan Allen Drive, Danbury, Connecticut 06811 at 9:00 A.M., local time, on Wednesday, December 4, 2013.

        In connection with the meeting, we have prepared a notice of the meeting, a proxy statement, and our 2013 annual report to stockholders, which provide detailed information relating to our activities and operating performance. On October 25, 2013, we mailed to our stockholders a Notice Regarding the Availability of Proxy Materials containing instructions on how to access these materials online. We believe electronic delivery will expedite the receipt of materials, while lowering costs and reducing the environmental impact of our annual meeting, by reducing printing and mailing of full sets of materials.

        You will find information about the matters to be voted on at the meeting in the formal Notice Regarding the Availability of Proxy Materials and the Proxy Statement.

        Your vote is very important and we hope you will be able to attend the meeting. To ensure your representation at the meeting, even if you anticipate attending in person, we urge you to vote. If you attend, you will, of course, be entitled to vote in person.

        Whether or not you plan to attend the annual meeting of stockholders, we encourage you to vote your shares.

Sincerely,

M. Farooq Kathwari
 Chairman of the Board,
President and Principal Executive Officer

ETHAN ALLEN INTERIORS INC.
Ethan Allen Drive
Danbury, Connecticut 06811

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

        The Annual Meeting of stockholders of Ethan Allen Interiors Inc. will be held at the Ethan Allen International Corporate Headquarters on Wednesday, December 4, 2013 at 9:00 A.M., local time, for the purpose of considering and acting upon the following:

  1.
  The election of directors;

  2.
  The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2014 fiscal year;

  3.
  The ratification of the advisory resolution to approve the compensation to our Named Executive Officers;

  4.
  The approval of an amendment to our Amended and Restated Certificate of Incorporation to eliminate the classified structure of our Board of Directors; and

  5.
  Such other business as may properly come before the meeting.

        UNLESS YOU PROVIDE SPECIFIC INSTRUCTIONS AS TO HOW TO VOTE, BROKERS MAY NOT VOTE YOUR SHARES OF COMMON STOCK ON THE ELECTION OF DIRECTORS OR THE NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION TO OUR NAMED EXECUTIVE OFFICERS.

        The Board of Directors has fixed October 11, 2013 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. It is important that your shares be represented and voted at the meeting. If you received the proxy materials by mail, you can vote your shares by completing, signing, dating, and returning your completed proxy card, or you may vote by telephone or over the Internet. If you received the proxy materials over the Internet, a proxy card was not sent to you, and you may vote your shares by telephone or over the Internet. To vote by telephone or Internet, follow the instructions included in the formal Notice Regarding the Availability of Proxy Materials, Proxy Statement or on the Internet. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the Proxy Statement.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on December 4, 2013—the proxy statement and the annual report are available at http://materials.proxyvote.com/297602

By Order of the Board of Directors, Eric D. Koster Corporate Secretary
October 25, 2013 Ethan Allen Interiors Inc. Ethan Allen Drive Danbury, Connecticut 06811

ETHAN ALLEN INTERIORS INC.
Ethan Allen Drive
Danbury, Connecticut 06811

Questions and Answers

Q:
What is a proxy?

A:
A proxy is a document, also referred to as a "proxy card," on which you authorize someone else to vote for you at the upcoming Annual Meeting in the way that you want to vote. You also may choose to abstain from voting. This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of Ethan Allen Interiors Inc., a Delaware corporation (the "Company"), of proxies for use at the 2013 Annual Meeting of stockholders (the "Annual Meeting") to be held on Wednesday, December 4, 2013 at the Ethan Allen International Corporate Headquarters, Ethan Allen Drive, Danbury, Connecticut 06811 at 9:00 A.M., local time, or any adjournment thereof. The Proxy Statement and our Annual Report are first being made available electronically on or about October 25, 2013.

Q:
What are the purposes of this annual meeting?

A:
At the Annual Meeting, stockholders will elect two Class II directors for a three-year term expiring in 2016. The Board of Directors' Class II nominees for election are: Clinton A. Clark and Kristin Gamble. If Proposal 4 below to declassify the structure of our Board of Directors is approved by stockholders, all of our directors, regardless of which class they are currently in, will serve until the annual meeting of stockholders held in 2014 instead of until the expiration dates set forth below for each class. Thereafter, there will be no separate classes of directors and stockholders will be asked to vote for nominees for all of the directors on the Board of Directors each year at the annual meeting of stockholders. Stockholders will also vote on: (i) ratifying our appointment of KPMG LLP ("KPMG") as our independent registered public accounting firm for fiscal year 2014; and (ii) ratifying the advisory resolution to approve the compensation to our Named Executive Officers. Other than routine or procedural matters, we do not expect any other business will be brought up at the meeting, but if any other business is properly brought up, the persons named in the proxy card will have authority to vote as they see fit.

Q:
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:
In accordance with rules adopted by the Securities and Exchange Commission ("SEC"), rather than mailing a printed copy of our proxy materials to each stockholder of record, we may now send some or all of our stockholders a Notice Regarding the Availability of Proxy Materials ("Notice"), which indicates how our stockholders may:

•
access their proxy materials and vote their proxies over the Internet or by telephone; or

•
request a paper copy of the materials, including a proxy card.

Q:
How can I get electronic access to the proxy materials?

A:
The Notice provides you with instructions regarding how to:

•
view our proxy materials for the Annual Meeting over the Internet; or

•
instruct us to send our future proxy materials to you electronically, by email, instead of sending you printed copies by mail.

  Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the adverse impact of our Annual Meeting of stockholders on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it. The Annual Report and the Form 10-K accompany the proxy materials but are not considered part of the proxy soliciting materials.

Q:
Who is entitled to vote?

A:
Only record holders of our shares of common stock at the close of business on the record date for the meeting are entitled to vote at the Annual Meeting. The Board of Directors has fixed the close of business on October 11, 2013 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had outstanding 28,914,601 shares of common stock, par value $0.01 per share (the "Common Stock"). The holders of Common Stock as of the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Holders of Common Stock are entitled to one vote per share.

Q:
How do I vote?

A:
You can vote either in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting. You can vote by proxy in three ways:

•
By mail—If you received your proxy materials by mail, you can vote using the proxy card;

•
By telephone—In the United States and Canada, you can vote by telephone by following the instructions in the Notice, on the Internet or on your proxy card if you received your materials by mail; or

•
By Internet—You can vote over the Internet by following the instructions on the Notice or on your proxy card if you received your materials by mail.

  If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate. If your shares are held in your name (but not in nominee name through a broker) and if you sign your proxy card, but do not specify how you want your shares to be voted, they will be voted as the Board of Directors recommends.

Q:
Can I change my vote after I have voted?

A:
A later vote by any means will cancel any earlier vote. For example, if you vote by telephone and later vote differently on the Internet, the Internet vote will count, and the telephone vote will be canceled. If you wish to change your vote by mail, you should write our Corporate Secretary, at the address set forth at the beginning of the Questions and Answers, and request a new proxy card. The last vote we receive before the meeting will be the one counted. You also may change your vote by voting in person at the meeting.

Q:
What does it mean if I get more than one proxy card?

A:
It means that your shares are registered in more than one way. Sign and return all proxy cards or vote each group of shares by mail, telephone or over the Internet to ensure that all your shares are voted.

Q:
Who are the named Proxies for the Annual Meeting?

A:
M. Farooq Kathwari ("Mr. Kathwari" or the "CEO") and James W. Schmotter were selected by the Board of Directors to serve as Proxies for the Annual Meeting. Each properly executed and returned proxy card will be voted by the Proxies in accordance with the directions indicated thereon, or if no directions are indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. In voting by proxy with regard to the election of directors, stockholders may vote in favor of all nominees, withhold their vote as to all nominees or withhold their vote as to a specific nominee(s). Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt of a later vote by (i) telephone; (ii) Internet; or (iii) receipt by the Corporate Secretary of the Company of either: (a) an instrument revoking the proxy; or (b) a duly executed proxy card bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

Q:
What is a Broker Non-Vote?

A:
The SEC approved a New York Stock Exchange (NYSE) amendment to Rule 452 prohibiting brokers from exercising "discretionary voting" in all director elections. The amendment applies to stockholder meetings held on or after January 1, 2010. Therefore, if your shares are held in nominee name by your broker and you do not provide instructions to your broker on how you want your shares voted in director elections, your broker is prohibited from exercising discretionary voting and voting those shares in the director elections.

Q:
What is Electronic Access?

A:
Our proxy statement and our 2013 annual report are available on an Internet site at http://materials.proxyvote.com/297602. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a registered stockholder, you can choose this option and save the Company the cost of producing and mailing these documents by following the instructions provided on your proxy card or following the prompt if you choose to vote over the Internet. If you hold your stock in nominee name (such as through a bank or broker), check the information provided by your nominee for instructions on how to elect to view future proxy statements and annual reports over the Internet. If you are a registered stockholder and have chosen to view future proxy statements and annual reports over the Internet, you will receive an email with instructions containing the Internet address of those materials.

Q:
How many shares must be present to hold the Meeting?

A:
In order for the Meeting to be conducted, one-third of the outstanding shares of Common Stock as of the Record Date must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions, withheld votes and shares held of record by a bank, broker or its nominee ("broker shares") pursuant to a signed proxy or voting instruction card that are voted on any matter (including an abstention or withheld vote by broker shares) are included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

Q:
What vote is needed to elect Directors?

A:
At the Annual Meeting, the vote of a majority in interest of the stockholders present, in person or by proxy, and entitled to vote thereon is required to elect or ratify directors.

Q:
What vote is needed to ratify the appointment of KPMG LLP?

A:
At the Annual Meeting, the vote of a majority in interest of the stockholders present, in person or by proxy, and entitled to vote thereon is required to ratify the appointment of KPMG as the independent registered public accounting firm of the Company.

Q:
What vote is needed to approve the non-binding resolution regarding the compensation of our Named Executive Officers?

A:
At the Annual Meeting, the vote of a majority in interest of the stockholders present, in person or by proxy, and entitled to vote thereon is required to ratify the non-binding resolution regarding the compensation of our Named Executive Officers. Because your vote is advisory, it will not be binding on the Board of Directors or the Company. However, the Board of Directors will review the voting results on this resolution and take them into consideration when making future decisions regarding executive compensation.

Q:
What vote is needed to approve the amendment to the Company's Amended and Restated Certificate of Incorporation to eliminate the classified structure of our Board of Directors?

A:
Approval of the amendment to the Company's Amended and Restated Certificate of Incorporation to eliminate the classified structure of our Board of Directors requires the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of all of the outstanding shares of Common Stock entitled to vote, in person or by proxy. If this Proposal 4 is approved by our stockholders, the Declassification Amendment will become effective promptly after the Annual Meeting upon the filing thereof by the Company with the Secretary of State of the State of Delaware.

Q:
How will the votes be tabulated?

A:
The election inspectors appointed for the Annual Meeting will tabulate the votes cast, in person or by proxy, at the Annual Meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority to vote on a particular matter, as to certain shares, those shares will not be considered as present and entitled to vote with respect to that matter.

Q:
How will my shares be voted if I do not return my proxy or my voting instruction form?

A:
It will depend on how your ownership of shares of Common Stock is registered. If you own your shares as a registered holder, which means that your shares of Common Stock are registered in your name with Computershare Investor Services LLC ("Computershare"), our transfer agent, your shares will only be voted if Computershare receives specific voting instructions from you. Otherwise, your unvoted shares will not be represented at the Annual Meeting and will not count toward the quorum requirement (which is explained under "Questions and Answers—How many shares must be present to hold the Annual Meeting") above, unless you attend the Annual Meeting to vote them in person.

  If you are a stockholder whose shares of Common Stock are held in street name, which means that your shares are registered in the name of your bank, broker or other nominee, your bank, broker or other nominee may or may not vote your shares in its discretion if you have not provided voting instructions to the bank, broker or its nominee. Whether the bank, broker or other nominee may vote your shares depends on the proposals before the Annual Meeting. Under the rules of the NYSE, your bank, broker or other nominee may vote your shares in its discretion on "routine matters." Based on the rules of the NYSE, we believe that the ratification of the appointment of KPMG as our independent registered public accounting firm is a routine matter for which your bank, broker or other nominee may vote in their discretion on behalf of their clients if no voting instructions are provided. Therefore, if you are a stockholder whose shares of Common Stock are held in street name with a bank, broker or other nominee and you do not return your voting instruction form, your bank, broker or other nominee may vote your shares on the ratification of the appointment of KPMG as our independent registered public accounting firm.

  The rules of the NYSE, however, do not permit your bank, broker or other nominee to vote your shares on proposals that are not considered "routine." When a proposal is not a routine matter and your bank, broker or other nominee has not received your voting instructions with respect to that proposal, your bank, broker or other nominee cannot vote your shares on that proposal. This is called a "broker non-vote." Your bank, broker or other nominee may not vote your shares with respect to (i) the election of the nominees for Director or (ii) the non-binding advisory resolution regarding the compensation of our Named Executive Officers, in the absence of your specific instructions as to how to vote with respect to each of these matters because, under the rules of the NYSE, these matters are not considered "routine matters."

Q:
Where can I find the results of the Annual Meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and publish final results through a Current Report on Form 8-K that we will file with the SEC within four business days of the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Board of Directors is presently composed of eight members. The Restated Certificate of Incorporation of the Company divides the Board of Directors into three classes, with one class of directors elected each year for a three-year term. The term of the directors in Class II, which is currently composed of three directors, expires as of the Annual Meeting.

        The Board of Directors, upon unanimous recommendation of the Nominations/Corporate Governance Committee, unanimously approved Clinton A. Clark and Kristin Gamble as the nominees for Class II directors to serve for a three year term. Don M. Wilson, III will complete his current term as a Class II director and will not be standing for re-election. The Board of Directors has adopted a resolution that, upon the election of two directors at the Annual Meeting and Mr. Wilson's retirement from the Board of Directors, the size of the Board of Directors will be reduced to seven directors.

        The Company and its Board of Directors thanks Mr. Wilson, III for his years of service and contributions to the Board of Directors.

        If for any reason Mr. Clark or Ms. Gamble becomes unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies will have discretionary authority to vote for a substitute nominee(s). Alternatively, the Board of Directors may choose to reduce the size of the board, as permitted by our Amended and Restated By-laws ("By-laws"). It is not anticipated that Mr. Clark or Ms. Gamble will be unavailable or will decline to serve as director.

        The following sets forth information as to Mr. Clark and Ms. Gamble and each director continuing in office, including his or her age, present principal occupation, specific expertise, qualifications and skills along with other business experience, directorships in other publicly held companies, membership on committees of the Board of Directors and period of service as a director of the Company. Also set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to his or her nomination as a Director, in light of the Company's business.

Nominees for Election at this Annual Meeting to a Term Expiring in 2016

        Clinton A. Clark, 71, was elected as a director of the Company on June 30, 1989. He and a partner are sole owners of Clark Quality Construction, LLC, a residential development company. Prior to founding Clark Quality Construction, Mr. Clark was Chairman, President and Chief Executive Officer of Long John Silver's Restaurants, Inc. from 1990 through September 1993 and prior thereto was President and Chief Executive Officer of The Children's Place, a retail children's apparel chain he founded in 1968. Mr. Clark has also been an investor and director of several private companies. Mr. Clark's experience managing publicly traded companies, experience as an executive, and his knowledge of the history of the Company has provided the Company with a wealth of knowledge in strategic planning, corporate finance, compensation, and sales and marketing in consumer related industries. He has the necessary skills to fulfill his role as Chairman of the Company's Audit Committee.

        Kristin Gamble, 68, was elected as a director of the Company on July 28, 1992. Since 1984, she has been President of Flood, Gamble Associates, Inc., an investment counseling firm. Ms. Gamble was Senior Vice President responsible for equity strategy and economic research with Manufacturers Hanover Trust Company from 1981 to 1984. Prior to that, she held various management positions with Manufacturers Hanover (1977-1981), Foley, Warendorf & Co., a brokerage firm (1976-1977), Rothschild, Inc. (1971-1976) and Merrill, Lynch, Pierce, Fenner & Smith (1968-1971). Since May 1995, she has served as a member of the Board of Trustees of Federal Realty Investment Trust. Through her roles and responsibilities Ms. Gamble has extensive experience and insight relevant to her service to the Company, including that of Trustee of a realty investment trust and her knowledge of real estate markets. Ms. Gamble's knowledge of the history of the Company as well as her significant financial management experience has resulted in strong skills in corporate finance, accounting and compensation. She is a member of the Compensation Committee and the Company's Audit Committee.

Directors Whose Present Terms Will Continue Until 2015

        James W. Schmotter, 66, was elected as a Director of the Company on April 20, 2010. Dr. Schmotter currently serves as President of Western Connecticut State University. He previously served as Western Michigan University's Dean of the Haworth College of Business, the Dean of the College of Business and Economics at Lehigh University in Pennsylvania, as well as Associate Dean and Director of International Studies at the Johnson Graduate School of Management at Cornell University. Dr. Schmotter has consulted for a variety of organizations including IBM, TRW, the Institute for International Education, the Cleveland Foundation, the Graduate Management Admission Council, the Educational Testing Service, United States Agency for International Development, and a number of universities in the U.S., Asia and Europe. He has served as Chairman of the Board of Trustees of the Graduate Management Admission Council, was the founding Vice Chair of the Board of the MBA Enterprise Corps, has been a member of many committees of the Association to Advance Collegiate Schools of Business and served as a member of the Executive Committee of the NCAA. Dr. Schmotter is currently Chair of the Board of Directors of the United Way of Western Connecticut, a corporator of the Savings Bank of Danbury, and a former Director of the Greater Danbury Chamber of Commerce. Dr. Schmotter's strong leadership, educational and governmental background provides key insight and experience in strategic planning, international/global issues as well as communicating with younger customers which is valuable in his service to the Company. He is a member of the Audit Committee and Nominations/Corporate Governance Committee as well as the Lead independent Director in 2013.

        Frank G. Wisner, 75, was elected as a Director of the Company on July 23, 2001. He is International Affairs Advisor of the law firm Patton Boggs LLP. He is the former Vice Chairman, External Affairs, of American International Group ("AIG"), a United States-based mixed financial services and international insurance organization. Mr. Wisner is also on the Board of Directors of EOG Resources. He is also a member of the Board of Directors of the Commercial International Bank (CIB) in Cairo, Egypt and of Pangea 3, a New York based legal outsourcing company, privately held. Prior to joining AIG, he was the United States Ambassador to India from July 1994 through July 1997. He retired from the United States Government with the rank of Career Ambassador, the highest grade in the Foreign Service. Mr. Wisner joined the State Department as a Foreign Service Officer in 1961 and served in a variety of overseas and Washington positions during his 36-year career. Among his other positions, Mr. Wisner served successively as United States Ambassador to Zambia, Egypt and the Philippines. Before being named United States Ambassador to India, his most recent assignment was as Under Secretary of Defense for Policy. Prior to that, he was Under Secretary of State for International Security Affairs. Ambassador Wisner's global, diplomatic and governmental experience provides insights and perspectives valuable in the operations and strategic planning of the Company. He is Chairman of the Company's Nominations/Corporate Governance Committee.

Directors Whose Present Terms Will Continue Until 2014

        M. Farooq Kathwari, 69, is the Chairman, President and Principal Executive Officer of Ethan Allen Interiors Inc. He has been President of the Company since 1985 and Chairman and Principal Executive Officer since 1988. He received his B.A. degree from Kashmir University in English Literature and Political Science and an M.B.A. in International Marketing from New York University. Mr. Kathwari serves on the President's Advisory Commission on Asian Americans and Pacific Islanders and several not-for-profit organizations, including: Director of Refugees International, Director and former Chairman of American Home Furnishings Alliance, Director of National Retail Federation (NRF) and Director of International Rescue Committee. Mr. Kathwari has received numerous recognitions, including most recently the Honorary Doctor of Public Service Degree awarded by Tufts University President on May 20, 2012, the NRF's highest honor Gold Medal Award, and was inducted into the Furniture Hall of Fame. Mr. Kathwari has extensive experience and knowledge of the history of our Company and the furniture industry as well as extensive experience in growing and managing a business. He possesses insight into retailing, marketing, manufacturing, and strategic planning from experience with the Company as well as his broad experience with both for-profit and not-for-profit organizations which has given him perspectives from other industries valuable to his service to the Company.

        James B. Carlson, 58, was elected as a director of the Company on June 10, 2013. Mr. Carlson serves as an Adjunct Professor at the New York University School of Law, teaching Securities and Capital Markets Regulation since 1996. From 2009 through 2011, he also taught Derivatives and Changing Regulation at the School of Law, and from 2010 through 2012, he taught Microfinance and Access to Finance for the Global Poor as an Adjunct Professor at the NYU Stern School of Business. Mr. Carlson, who has been practicing law since 1981, currently is a member of the law firm Mayer Brown, LLP, where he has been a partner since 1998. From 1997 through 2004, he was the Partner-in-Charge of the firm's New York Office, and also served as the firm's Global Practice Leader from 2004 through 2008. Mr. Carlson brings extensive knowledge in corporate and financial strategies, and is a highly regarded member of both the legal and business communities. Mr. Carlson is the Chairman of the Compensation Committee and a member of the Audit Committee.

        John J. Dooner, Jr., 65, was elected as a director of the Company on January 26, 2011. He recently established The Dooner Group, a marketing communication consultancy, and serves as Chairman Emeritus of McCann Worldgroup ("McCann"), a company he formed in 1997 and of which he had been CEO from its founding until 2010. Under Mr. Dooner's leadership, McCann grew to be one of the world's largest marketing communications organizations, with operations in over 125 countries with a client roster that includes preeminent global marketers and many of the world's most famous brands. Prior to assuming that position, Mr. Dooner was CEO of McCann Erickson Worldwide, a post he assumed in 1992. Mr Dooner also serves on several not-for-profit organizations, including Chairman of St Thomas University Miami Florida. Immediate Past Chairman of Board of Trustees remains Chairman of Brand Platform United Way Worldwide Washington DC. He is a member of the Compensation Committee and Nominations/Corporate Governance Committee.

        If Proposal 4 below to declassify the structure of our Board is approved by stockholders, all of our directors, regardless of which class they are currently in, will serve until the annual meeting of stockholders held in 2014 instead of until the expiration dates set forth above for each class, and thereafter, there will be no separate classes of directors and stockholders will be asked to vote for all of the directors on the Board each year at the annual meeting of stockholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE, WHICH IS DESIGNATED AS PROPOSAL NO. 1.

 NOMINATIONS/CORPORATE GOVERNANCE COMMITTEE

        The duties of the Nominations/Corporate Governance Committee ("Nominations Committee") include, but are not limited to, the duty to: (i) develop qualification criteria for the members of the Board of Directors and nominate or recommend to the Board of Directors individuals to serve on the Board of Directors; (ii) review, annually, the qualifications of each member of the Board of Directors; (iii) review and monitor the Company's corporate governance policies and guidelines, including the Company's trading policy for its directors and executive officers; and (iv) make an annual assessment of the Board of Directors' performance and report to the Board of Directors. The Nominations Committee follows the procedure concerning nominations or consideration of director candidates recommended by stockholders set forth in the By-laws. The By-laws of the Company permit stockholders, as of the Record Date, to nominate director candidates at the annual meeting, subject to certain notification requirements. (See "Stockholder Proposals and Nomination of Directors" under Other Matters, beginning on page 50 herein, for information on how to submit a proposal or nominate a director.) The Nominations Committee believes that as a result of the provisions in the By-laws, any separate policy relating to stockholder proposals or nominations would be duplicative. Each member of the Nominations Committee is independent within the meaning of the listing standards of the NYSE. The Nominations Committee held two (2) meetings and individual committee members communicated, when necessary, by telephone or other means during fiscal year 2013.

        The Nominations Committee seeks candidates who demonstrate a willingness and ability to prepare for, attend and participate in all Board of Directors and committee meetings and whose experience and skill would complement the then existing mix of directors. The Nominations Committee may consider the diversity of a candidate's background and experience when evaluating a nominee, as well as the diversity of a candidate's perspectives, which may result from diversity in age, gender, ethnicity or national origin. While the Nominations Committee may consider diversity in its evaluation process, the Nominations Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees. The Nominations Committee gathers suggestions as to individuals who may be available to meet the Board of Directors' future needs from a variety of sources, such as past and present directors, stockholders, colleagues and other parties with which a member of the Nominations Committee or the Board of Directors has had business dealings, and undertakes a preliminary review of the individuals suggested. At such times as the Nominations Committee determines that a relatively near term need exists and the Nominations Committee believes that an individual's qualities and skills would complement the then existing mix of directors, the Nominations Committee or its Chair will contact the individual. The Chair will, after such contact, discuss the individual with the Nominations Committee. Based on the Nominations Committee's evaluation of potential nominees and the Company's needs, the Nominations Committee determines whether to nominate the individual for election as a director. While the Nominations Committee has not, in the past, engaged any third party firm or consultant to identify or evaluate nominees, the Nominations Committee, in accordance with its charter, may do so in the future. The Nominations Committee would evaluate nominees for director, recommended by a stockholder, in the same manner it undertakes the Nominations Committee's evaluation.

CORPORATE GOVERNANCE

        The Board of Directors has determined that Clinton A. Clark, James B. Carlson, John J. Dooner, Jr., Kristin Gamble, James W. Schmotter and Frank G. Wisner are independent directors within the meaning of the listing standards of the NYSE. In order for a Director to be considered "independent" by the Board of Directors, he or she must (i) be free of any relationship that, applying the rules of the NYSE, would preclude a finding of independence and (ii) not have any material relationship (either directly or as a partner, stockholder or officer of an organization) with us or any of our affiliates of any of our executive officers or any of our affiliates' executive officers. In evaluating the materiality of any such relationship, the Board of Directors takes into consideration whether disclosure of the relationship would be required by the disclosure rules under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If disclosure of the relationship is required, the Board of Directors must make a determination that the relationship is not material as a prerequisite to finding that the Director is independent.

Corporate Governance Highlights

        We comply with the corporate governance requirements imposed by the SEC and the NYSE, and in doing so, the Board of Directors adopted corporate governance guidelines (the "Governance Guidelines"). Many features of our corporate governance principles are discussed in other sections of this proxy statement, but some of the highlights are:

  •
  Published Governance Guidelines. A copy of the Governance Guidelines as well as our Code of Ethics, Charters for our Audit, Compensation, and Nominations / Corporate Governance committees, and Directors and Executive Officer Policies, and our Securities Trading and Conflict of interest policy can be found under "Corporate Governance Charters & Policies" on the Investor Relations page of our website at www.EthanAllen.com.

  •
  Independent Board. All members of our Board are independent directors, with exception of our Chairman of the Board and Chief Executive Officer.

  •
  Independent Board Committees. All members of our Audit, Compensation, and Nominating / Corporate Governance committees are independent directors, and none of such members receives compensation from the Company other than for service on its Board of Directors or its committees.

  •
  Independent Executive Sessions. The Board of Directors is required to have executive sessions where independent directors meet without the Chairman and management at the time of each Board of Directors meeting. In addition, periodically throughout the year, the full Board of Directors, including or excluding the Chairman, may meet without management participation.

  •
  Committee Authority to Retain Independent Advisors. The Audit, Compensation, and Nominations / Corporate Governance committees have the authority to retain independent advisors, with all fees and expenses to be paid by the Company.

  •
  Audit Committee Policies and Procedures. Under its charter, the Audit Committee's prior approval is required for all audit services and permitted non-audit services (other than de minimis permitted non-audit services as defined and permitted by the Sarbanes-Oxley Act of 2002) to be provided by our independent registered public accounting firm.

  •
  Audit Committee Financial Expert. Our Board of Directors has determined that all five members of the Audit Committee are audit committee financial experts within the meaning of the SEC rules and are independent directors within the meaning of the listing standards of the NYSE.

  •
  No Stockholder Rights Plan (poison pill). Our previous stockholder rights plan was allowed to expire May 31, 2012.

  •
  Actions to Eliminate Classified Board. The Company has initiated Proposal 4, to amend our Amended and Restated Certificate of Incorporation to eliminate the classified structure of our Board of Directors.

  •
  No Cumulative Voting. We do not provide for cumulative voting of directors by our stockholders.

Formal Adoption of Additional Policies

        In 2013, we decided to formalize and clarify our best practices in relation to our Board of Directors and executive officers in a Director Policy and Executive Officer Policy effective as of the Annual Meeting including the following:

  •
  A Recoupment / Clawback Provision. The Company's executives will be required to pay back incentive awards erroneously awarded to them on the basis of restated financial statements, if they participated in fraud or misconduct leading to the restated financial statements.

  •
  Stock Ownership Requirements. It is the Company's intention that its Directors and executive officers acquire ownership of an amount of Company stock. The value of the intended holdings is equal to a multiple of the base compensation (three times annual cash compensation for directors, five times salary for the CEO, and two times the annual salary for the other executive officers) to be accumulated over five years. Pledged shares are not considered when determining compliance with the guidelines. The standards are reviewed and modified annually or as necessary after a significant increase or decrease in share price.

  •
  Holding Requirement. Our Directors and executive officers are required to hold any Company stock acquired upon the exercise of stock options or restricted stock issued to them for one year following their exercise or vesting, as applicable, except to the extent necessary to pay income and other taxes assessed upon exercise of the options or vesting of that stock or to fund or pay for the exercise of options.

  •
  No Hedging / Pledging Policy. The Company's Board of Directors and executive officers are prohibited from hedging and / or pledging the Company's stock. Any pledges in place by any director or officer as of the Annual Meeting will be disclosed to the Company and subject to that prohibition within three years thereafter.

  •
  Insider Trading Policies. The Company's Board of Directors and executive officers will comply in all respects with the Company's insider trading policies including the Company's Statement of Policy Concerning Trading in the Company's Securities available under "Corporate Governance Charters & Policies" on the Investor Relations page of our website at www.EthanAllen.com.

  •
  No Repricing or Buyouts. The Company's stock options and plans for Directors and executive officers will prohibit repricing, extensions or cash buy outs for options.

  •
  Change in Control Agreements. The Company will generally restrict change in control agreements (other than Mr. Kathwari's employment agreement with the Company, dated as of September 30, 2011 (the "2011 Employment Agreement")), and will generally restrict any change in control agreements (including the 2011 Employment Agreement) which contain a "double trigger" condition for severance payments. The Company will generally restrict new change in control agreements that contain excise tax gross-ups, or amend existing change in control agreements without removing these provisions.

  •
  Employment Agreements with Executives. The Company will generally restrict entering into employment agreements with executive officers, except for the 2011 Employment Agreement with the CEO, for stock option and restricted stock agreements and severance and protective covenant agreements. The Company does not have employment agreements with any of our Named Executive Officers other than the 2011 Employment Agreement with our CEO and stock option and restricted stock agreements.

  •
  Qualified Performance Based Compensation. The Company will generally attempt to preserve the Federal income tax deductibility of compensation paid, to permit, but not require, the Compensation Committee to award compensation that meets the requirements for "qualified performance-based compensation." However, the Compensation Committee reserves the right to authorize the payment of nondeductible compensation when appropriate.

  •
  Lead Independent Director. The Company defined the role of the lead director, a position which rotates annually. Mr. Schmotter, an independent, non-executive director, currently serves as lead director.

  •
  Director Attendance. Directors are required to attend at least 75% of Director and committee meetings. In 2013 there was 100% attendance by each Director at each meeting of the Board of Directors and its committees.

  •
  Director Tenure. The Company established a retirement age of 75 years (subject to waiver/extension) for Directors, and mandated resignation of a Director upon failure to meet the Company's requirements or failing to attend the requisite number of meetings of the Board of Directors and its committees.

  •
  Term Limits. The service of a Director will continue until:

  •
  in the case of a Director who is also an executive of the Company, their effective termination of employment and services to the Company,

  •
  and in the case of any Director, until either the end of his elected term, unless duly nominated and re-elected as a Director for a subsequent term, or the conclusion of the Nominations/Governance Committee that a Director no longer satisfies the requirements and standards of the Director for service as a Director.

  •
  At the end of his term, a Director will resign as a Director.

  •
  Limitation on Other Boards. A Director will not serve as a director on the boards of directors of more than three publicly traded companies (including the Company).

  •
  Limitation on Service to Competitors. A Director will not serve as a director, executive, employee or consultant to any company that is a competitor to the Company, taking account of companies identified as competitors of the Company in the Company's public reports.

  •
  No Director Loans. The Company prohibits personal loans or credit advances by the Company to directors except for ordinary travel and expense advances, advance Director fee payments, and as required by Director indemnification.

        These policies may be waived, updated or modified by either the Nominations / Corporate Governance Committee, Compensation Committee, the Board of Directors (or the CEO for the Executive Policy), upon notice to the Company and the Board of Directors. They are accessible by Company stockholders under "Corporate Governance Charters & Policies" on the Investor Relations page of our website at www.EthanAllen.com.

        Further demonstrating the Company's response to feedback distilled from our stockholder outreach, the Company and its Board of Directors is submitting for vote at the Annual Meeting a proposal to eliminate the classified structure of the Board of Directors. See further discussion of this proposal under Proposal 4.

Stockholder Communication with Directors

        Stockholders or interested parties may communicate with the full Board of Directors, a full committee, individual committee members or individual directors by sending communications to the Office of the Secretary, Ethan Allen Interiors Inc., Ethan Allen Drive, Danbury, Connecticut 06811 for forwarding to the appropriate director(s). Please specify to whom your correspondence should be directed. The Corporate Secretary has been instructed by the Board of Directors to review and promptly forward all correspondence (except advertising material and ordinary business matters) to the full Board of Directors, full committee, individual director or committee member, as indicated in the correspondence.

Certain Transactions

        The Company is party to indemnification agreements with each of the members of the Board of Directors pursuant to which the Company has agreed to indemnify and hold harmless each member of the Board of Directors from liabilities incurred as a result of such director's status as a director of the Company, subject to certain limitations.

Certain Relationships and Related Party Transactions

        The Company recognizes that transactions between the Company and related persons present a potential for actual or perceived conflicts of interest. The Company's general policies with respect to such transactions are included in its Code of Business Conduct and Ethics ("Business Code"), the administration of which is overseen by the Nominations/Corporate Governance Committee. The Company defines "related party" transaction as any transaction or series of related transactions in excess of $120,000 in which the Company is a party and in which a "related person" has a material interest and in which any related person had, has or will have direct or indirect interest. Related persons include (i) any person who is, or at any time since the beginning of our last fiscal year, was, a director or executive officer of us or a nominee to become a director, (ii) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities, (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

        The Company collects information about potential related party transactions in its annual questionnaires completed by directors and officers as well as throughout the year at its quarterly Disclosure Control Committee Meetings, comprised of key management responsible for significant business units, departments or divisions. Potential related party transactions are first reviewed and assessed by our General Counsel to consider the materiality of the transactions and then reported to the Nominations/Corporate Governance Committee. The Nominations/Corporate Governance Committee reviews and considers all relevant information available to it about each related party transaction and presents the facts to the members of the Board of Directors not associated with the potential related party transaction. A related party transaction is approved or ratified only if such members of the Board of Directors determine that it is not inconsistent with the best interests of the Company and its stockholders. The Company did not have any such transactions during fiscal year 2013.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee was at any time an officer or employee of the Company, nor is any member of the Compensation Committee related to any other member of the Compensation Committee, any other member of the Board of Directors or any executive officer of the Company. No member of the Board of Directors or executive officer of the Company served as a director or member of the compensation or similar committee of another entity whose director(s) or executive officer(s) serve as a member of the Company's Compensation Committee.

Charters, Code and Guidelines

        The Company's Business Code, Corporate Governance Guidelines and the charters of its Audit Committee, Compensation Committee and Nominations/Corporate Governance Committee are available on the Company's website at www.ethanallen.com/governance. Any waiver of the Business Code for directors or Named Executive Officers may only be made by the Nominations/Corporate Governance Committee, and any waivers or amendments will be disclosed promptly by a posting on our website. Stockholders may request a copy of any of these documents by writing to: Ethan Allen Interiors Inc., Ethan Allen Drive, Danbury, CT 06811, Attn: Office of the Secretary.

Leadership Structure and Board of Directors' Role in Risk Oversight

        The Company defined the role of the lead director, a position which rotates annually. The Board expresses its intent that one person serving as both CEO and Chairman evidences sound management as it allows the assertion of unambiguous authority over the operations of the Company. There is no need to separate the roles of CEO and Chairman since the Company has a suitably empowered independent director who is expressly authorized to exert de facto control of the Company by asserting independent leadership of the Board, increasing the Board's independence over management. The Board formally designated Mr. Schmotter, an independent, non-executive director, as its lead director through the Annual Meeting. He organizes and chairs meetings of the independent directors and organizes, facilitates and communicates observations of the independent directors to the CEO, although each director is free to communicate directly with the CEO.

        The Board of Directors believes that the best interests of the Company are served by Mr. Kathwari serving as both Chairman and CEO taking account of his unique long standing stature and investment in the Company and also the Board's utilization of a lead director. The Board of Directors believes that this governance structure provides the basis for clear, efficient executive authority in the Company, especially taking into account the Company's flat management structure, while balancing appropriate oversight by the Board of Directors.

        The Board of Directors oversees an enterprise-wide approach to risk management, designed to identify risk areas and provide oversight of the Company's risk management, to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and to enhance stockholder value. A fundamental part of the Board's risk management is to understand the risks the Company faces and what steps management is taking to manage those risks. The Board of Directors participates in discussions with management concerning the Company's overall level of risk, the Company's business strategy and organizational objectives which are all integral components of its assessment of management's tolerance for risk.

Meetings and Committees of the Board of Directors

        During fiscal year 2013, there were four (4) regularly scheduled meetings of the Board of Directors in addition to the 2012 Annual Meeting of Stockholders. Independent directors also met four (4) times in executive session without management present. The executive sessions were chaired by the lead independent director, currently James W. Schmotter.

        All directors are expected to attend all regularly scheduled and special Board of Directors meetings, independent director meetings and committee meetings, as appropriate. The Board of Directors realizes that scheduling conflicts may arise from time to time which prevent a Director from attending a particular meeting. However, it is the Board's explicit policy that each Director shall give priority to his or her obligations to the Company. All Directors who then held office attended the 2012 Annual Meeting of stockholders. In fiscal year 2013, there was 100% attendance by each Director at each of the four Board of Directors meetings, six Audit Committee meetings, two Compensation Committee meetings, and two Nominations/Corporate Governance Committee meetings. Our policy is to expect resignation of any

Director who is absent from more than twenty-five percent of regularly scheduled Board meetings or committee meetings in a fiscal year.

        The Board of Directors has established three standing committees: the Audit Committee; the Compensation Committee; and the Nominations/Corporate Governance Committee. Committee memberships of each nominee and continuing or current director are set forth below:

Name	Audit Committee	Nominations/Corporate Governance Committee	Compensation Committee	Lead Independent Director
Clinton A. Clark	Chairperson
James B. Carlson	Member		Chairperson
John J. Dooner, Jr.		Member	Member
Kristin Gamble	Member		Member
James W. Schmotter	Member	Member		X
Don M. Wilson, III	Member
Frank G. Wisner		Chairperson

        Additionally, the Board of Directors determined that all of the members of the standing committees are (i) independent within the meaning of the listings standards of the NYSE, (ii) non-employee directors (within the meaning of Rule 16b-3 under the Exchange Act) and (iii) outside directors (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")). See "Corporate Governance" beginning on page 8.

AUDIT COMMITTEE REPORT

        The Audit Committee assists the Board in fulfilling its oversight responsibility relating to the Company's financial statements and the financial reporting process, the system of internal accounting and financial controls, the internal audit function, and the annual independent audit of the Company's financial statements. However, management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. The Company's independent registered public accounting firm, KPMG, has the primary responsibility to independently audit the Company's financial statements and its internal controls in accordance with the auditing standards of the Public Company Accounting Oversight Board. The duties of the Audit Committee include, but are not limited to:

  •
  appointing and reviewing the performance of the Company's independent registered public accounting firm;

  •
  assessing the scope and structure of the Company's internal audit function;

  •
  reviewing the scope of audits to be conducted, as well as the results thereof;

  •
  pre-approving audit and non-audit services provided to the Company by the independent registered public accounting firm; and

  •
  review with management and the registered public accountants the Company's quarterly financial filings prior to the filing of its Form 10-Q and the Company's Annual Report on Form 10-K.

        In accordance with SEC regulations, the Audit Committee has approved an Audit Committee Charter, describing the responsibilities of the Audit Committee, (see http://www.ethanallen.com/audit-committee.html). The Board of Directors has concluded that each member of the Audit Committee is independent within the meaning of the listing standards of the NYSE. See "Corporate Governance" beginning on page 8. The Board of Directors has determined that all Audit Committee members, as required by SEC regulations and NYSE rules, are financially literate with accounting or related finance management expertise, as interpreted by the Board of Directors. The Board of Directors has determined that each member of the Audit Committee is an "audit committee financial expert" as defined under Item 407(d)(5)(ii) of SEC Regulation S-K and as contemplated by Rule 10A-3 of the Exchange Act.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed, with management and KPMG, the audited financial statements contained within the Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures contained in those financial statements. In addition, in compliance with the Sarbanes-Oxley Act of 2002 ("SOX"), the Audit Committee reviewed with management and KPMG, the Company's independent registered public accounting firm, the effectiveness of the Company's system of internal control over financial reporting as of June 30, 2013.

        The Audit Committee reviewed with KPMG, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgment(s) as to the quality, not just the acceptability, of the Company's accounting principles. The Audit Committee also reviewed such other matters as are required to be discussed under auditing standards of the Public Company Accounting Oversight Board (United States), including Auditing Standards No. 16. In addition, the Audit Committee has received with KPMG the written disclosures required by Independence Standards Board Standard No. 1 and has discussed with KPMG the auditors' independence from management and the Company.

        The Audit Committee discussed with the Company's internal auditors and KPMG the overall scope and plans for their respective audits. The Audit Committee met independently with the internal auditors and KPMG, with and without management present, to discuss the results of their examinations, their evaluations of the Company's system of internal control and the overall quality of the Company's financial reporting practices. The Audit Committee held six (6) meetings during fiscal year 2013, which included, but were not limited to, the review of the quarterly Form 10-Q filings and annual Form 10-K filing.

        In reliance on the reviews and discussions referred to above, the Audit Committee approved the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2013 for filing with the SEC.

CLINTON A. CLARK, CHAIR JAMES B. CARLSON KRISTIN GAMBLE JAMES W. SCHMOTTER DON M. WILSON, III

COMPENSATION COMMITTEE

        The Compensation Committee oversees our compensation program for Named Executive Officers on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Compensation Committee reviews and discusses with management the Compensation Discussion and Analysis set forth below and recommends to the Board that the CD&A be included in the proxy statements, which are filed with the SEC. For further discussion on the activities of the Compensation Committee see "Compensation Discussion and Analysis" beginning on page 18.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, owners of over 10% of our Common Stock, and some persons who formerly were directors or executive officers, to file reports of ownership and changes in ownership with the SEC and the NYSE and furnish us with a copy of each report filed. Based solely on our review of copies of the reports by some of those persons and written representations from others that all reports were filed or that no reports were required, we believe that during fiscal year 2013 all Section 16(a) filing requirements were complied with in a timely fashion except a filing by Vincent Nigro on August 3, 2012 for a transaction that occurred on July 31, 2012.

Security Ownership of Common Stock of Certain Owners and Management

        The following table sets forth, as of October 11, 2013, except as otherwise noted, information with respect to beneficial ownership of the Common Stock in respect of: (i) each director and Named Executive Officer (as defined herein) of the Company; (ii) all directors and Named Executive Officers of the Company as a group; and (iii) based on information available to the Company and a review of statements filed with the SEC pursuant to Section 13(d) and/or 13(g) of the Exchange Act, each person or entity that beneficially owned (directly or together with affiliates) more than 5% of the Common Stock. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, except as otherwise noted. Unless otherwise noted below, the address for each listed director and Named Executive Officer is Ethan Allen Interiors Inc., Ethan Allen Drive, Danbury, CT 06810.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Common Stock Percentage Ownership(1)
Directors and Executive Officers:
M. Farooq Kathwari(2)	3,546,065	11.9%
Kristin Gamble(3)	35,615	*
Corey Whitely(4)	29,922	*
Frank G. Wisner(5)	16,715	*
Don M. Wilson, III(6)	12,615	*
Clinton A. Clark(7)	11,500	*
Tracy Paccione(8)	10,518	*
Daniel M. Grow(9)	5,355	*
James W. Schmotter(10)	4,315	*
David R. Callen(11)	3,623	*
John J. Dooner, Jr.(12)	2,615	*
James B. Carlson(13)	—	*
Pamela A. Banks(14)	1,321	*
Named executive officers and directors as a group(2)(14)	3,680,179	12.4%
Other Principal Stockholders:
Royce & Associates, LLC(15)	3,740,560	12.6%
BlackRock, Inc.(16)	2,987,629	10.1%
Invesco Ltd.(17)	2,611,043	8.8%
State Street Corporation(18)	2,126,604	7.2%
SSGA Funds Management, Inc.(19)	1,687,923	5.7%
The Vanguard Group(20)	1,568,405	5.3%

*
Indicates beneficial ownership of less than 1% of shares of Common Stock.

(1)
Information presented herein for each director and Named Executive Officer reflects beneficial share ownership and includes stock-based compensation awards and outstanding options (the "Stock Options") granted under the 1992 Stock Option Plan ("Option Plan") which, as of October 11, 2013, are currently exercisable or will become exercisable within sixty (60) days by such director or Named Executive Officer, as applicable. The information provided for other principal stockholders is based solely on the most recently filed statements filed with the SEC pursuant to Section 13(d) and/or 13(g). We have not made any individual determination as to beneficial ownership of any such other principal stockholders.

(2)
Includes (a) 2,072,130 shares of Common Stock owned directly by Mr. Kathwari, (b) 559,290 shares owned indirectly by Mr. Kathwari, (c) 73,000 shares of restricted Common Stock,

  (d) options to purchase 707,500 shares of Common Stock, (e) 8,145 shares held indirectly by Mr. Kathwari in the Ethan Allen Retirement Savings Plan, and (f) 126,000 stock units awarded under a previous employment agreement.

(3)
Includes (a) 10,000 shares of Common Stock owned directly by Ms. Gamble, and (b) options to purchase 25,615 shares of Common Stock.

(4)
Includes (a) 1,667 shares of Common Stock owned directly by Mr. Whitely, (b) options to purchase 26,750 shares of Common Stock, and (c) 1,505 shares of Common Stock held indirectly by Mr. Whitely in the Ethan Allen Retirement Savings Plan.

(5)
Includes (a) 6,100 shares of Common Stock owned directly by Mr. Wisner, and (b) options to purchase 10,615 shares of Common Stock.

(6)
Includes (a) 11,000 shares of Common Stock owned directly by Mr. Wilson, and (b) options to purchase 1,615 shares of Common Stock.

(7)
Includes (a) 2,500 shares of Common Stock owned directly by Mr. Clark, and (b) options to purchase 9,000 shares of Common Stock.

(8)
Includes (a) 668 shares of Common Stock owned directly by Ms. Paccione, (b) options to purchase 9,750 shares of Common Stock, and (c) 100 shares of Common Stock held indirectly by Ms. Paccione in the Ethan Allen Retirement Savings Plan.

(9)
Includes (a) 1,000 shares of Common Stock owned directly by Mr. Grow, (b) options to purchase 2,500 shares of Common Stock, and (c) 1,855 shares of Common Stock held indirectly by Mr. Grow in the Ethan Allen Retirement Savings Plan.

(10)
Includes (a) 2,700 shares of Common Stock owned directly by Mr. Schmotter, and (b) 1,615 options to purchase shares of Common Stock.

(11)
Includes (a) 2,000 shares of Common Stock owned directly by Mr. Callen, (b) options to purchase 1,500 shares of Common Stock, and (c) 123 shares of Common Stock held indirectly by Mr. Callen in the Ethan Allen Retirement Savings Plan.

(12)
Includes (a) 1,000 shares of Common Stock owned directly by Mr. Dooner, and (b) 1,615 options to purchase shares of Common Stock.

(13)
Mr. Carlson was elected to the Board of Directors of the Company on June 10, 2013 and does not currently hold Common Stock of the Company.

(14)
Includes (a) 700 shares of Common Stock owned directly by Ms. Banks, and (b) 621 shares of Common Stock held indirectly by Ms. Banks in the Ethan Allen Retirement Savings Plan. The above information is based on a Form 4 dated March 4, 2013 and a Form 5 dated August 10, 2012 filed with the Securities and Exchange Commission.

(15)
Royce & Associates, LLC ("Royce"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, beneficially owned 3,740,560 shares of Common Stock as per their Schedule 13G filing with the SEC on January 7, 2013. The address of Royce is 745 Fifth Avenue, New York, New York 10151.

(16)
BlackRock, Inc. ("BlackRock"), a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G), beneficially owned 2,987,629 shares of Common Stock as per their Schedule 13G filing with the SEC on January 31, 2013. The address of BlackRock is 40 East 52nd Street, New York, NY 10022.

(17)
Invesco Ltd. ("Invesco"), a U.K. entity and an investment advisor registered under Section 203 of the Investment Advisors Act, and a holding company, beneficially owned

  2,611,043 shares of Common Stock per their Schedule 13G filing with the SEC on February 13, 2006. The address of Invesco is 1555 Peachtree Street, NE, Suite 1000, Atlanta, Georgia 30309.

(18)
State Street Corporation, a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G), beneficially owned 2,126,604 shares of Common Stock as per their Schedule 13G filing with the SEC on February 11, 2013. The address of State Street Corporation is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

(19)
SSGA Funds Management, Inc., an investment advisor in accordance with Rule 13d-1(b)(1)(ii)(E), beneficially owned 1,687,923 shares of Common Stock as per their Schedule 13G filing with the SEC on February 11, 2013. The address of SSGA Funds Management is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

(20)
The Vanguard Group, an investment advisor in accordance with Rule 13d-1(b)(1)(ii)(E), beneficially owned 1,568,405 shares of Common Stock as per their Schedule 13G filing with the SEC on February 12, 2013. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee oversees our compensation program for Named Executive Officers on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth below.

        In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our fiscal 2013 proxy statement which will be filed with the SEC.

JAMES B. CARLSON, CHAIR JOHN J. DOONER, JR. KRISTIN GAMBLE

COMPENSATION DISCUSSION AND ANALYSIS

        The purpose of this Compensation Discussion and Analysis is to provide material information about the Company's compensation objectives and policies for its Named Executive Officers and to put into perspective the tabular disclosures and related narratives. For the Company's fiscal 2013 Annual Meeting of Stockholders, the Ethan Allen Compensation Committee:

  •
  reviewed, considered and responded to stockholder concerns and expectations regarding compensation for the Company's CEO and other Named Executive Officers expressed after its 2012 Annual Meeting of Stockholders including important insights regarding:

  •
  Front Loading Impact on CEO Compensation:    the one-time numerical impacts on the fiscal 2012 Summary Compensation Table driven by the requirement to report in a single year (2012) the estimated fair value of the long term equity incentives granted to the Company's CEO under the five year termed 2011 Employment Agreement. This front loading of equity compensation accounted for more than half of the CEO's reported fiscal 2012 total compensation.

    •
    CEO Volunteers Compensation Reductions:    the actions taken voluntarily by the Company's CEO to: (i) reduce the amount of fiscal 2013 incentive bonus paid to the CEO by sharing $533,000 (or 24%) of the fiscal 2013 incentive performance bonus earned under the 2011 Employment Agreement with his associates and management of the Company, and (ii) place a cap or maximum on future incentive performance bonus payments to the CEO for fiscal periods 2013 through 2016 under the 2011 Employment Agreement. The voluntary reduction in 2013 along with the elimination of the front-end loading of the CEO's equity compensation reduced the CEO's total compensation by 54% compared to fiscal 2012.

  •
  in collaboration with the CEO and Board of Directors, adopted executive compensation policies for its CEO and other Named Executive Officers and Board of Directors policies that formalize the Company's prior and best practices.

  •
  with the CEO, articulated the Company's future approach to compensation for its Named Executive Officers.

  •
  reviewed and approved the compensation determinations for fiscal 2013 for the Company's Named Executive Officers, as described below.

Compensation Philosophy and Objectives

        The Company's executive compensation philosophy is focused on attracting, retaining and motivating a qualified management team and aligning their interests with the long-term interests of stockholders. This is accomplished by offering compensation packages which (i) are competitive within the industries in which the Company operates, (ii) are fair and equitable among the executives and (iii) provide incentives for the long-term success and performance of the Company. Compensation is allocated among base salary, annual discretionary cash incentive compensation and long-term equity incentives. Incentive compensation for Named Executive Officers and managerial employees, other than Mr. Kathwari, is discretionary and designed to (i) reward achievement within areas under the control of the relevant employee, although Company-wide performance is also a significant factor and (ii) retain management for the long-term success and performance of the Company. We consider the cost to the Company when we make decisions regarding total compensation. As the level of responsibility increases, the portion of an executive's compensation tied to the Company's and the executive's personal performance will be proportionately greater. Finally, we endeavor to ensure that the Company's compensation program is perceived as fundamentally fair to all stakeholders.

Stockholder Votes, Outreach, and Response

        To remain responsive to the views of the Company's stockholders, the Compensation Committee and the Company elected at its fiscal 2011 Annual Meeting of Stockholders to be subject to annual "Say On Pay" dialogues with, and votes by, its stockholders. Also at the 2011 meeting, the incentive performance components of the CEO's 2011 Employment Agreement were voted on and received 87% of the votes cast along with 96% for the election of the CEO as director and chairman and 96% in relation to its 2011 "Say On Pay" advisory stockholder resolution. When the incentive performance elements of the CEO's 2011 Employment Agreement which had been strongly supported in 2011 were reflected in the 2012 Summary Compensation Table in the Company's 2012 Proxy Statement, the 2012 "Say On Pay" advisory resolution received approval of a 57% majority of the votes cast.

        This unexpected decline from the stockholder support levels in 2011 concerned the Compensation Committee and the Company's CEO. To understand the reasons behind the decline in stockholder approvals at its 2012 Annual Meeting of Stockholders and in preparation for the 2013 Annual Meeting of Stockholders, the Compensation Committee, with the CEO, requested that certain members of the Company's management team contact and discuss this vote decline with major institutional stockholders of the Company, its proxy firm, stockholders advisory services, and corporate governance advisors. The management team members were then asked to discuss their findings with the CEO and members of the Compensation Committee. Distilling the findings from that outreach effort, the Compensation Committee determined that the Company's stockholders expected clearer disclosures as well as specific actions with respect to the following:

  •
  Background of the 2011 Employment Agreement and Peer Group.    A more thorough explanation of the Compensation Committee's determinations in connection with the approval of the 2011 Employment Agreement in late 2011 and in connection with the 2012 Annual Meeting of Stockholders. In particular, the explanation should include the Compensation Committee's reasons for selecting "peer group" comparables and a discussion of the alignment of the CEO's incentives with stockholder interests.

  •
  Go Forward Approach For Performance Based Incentives.    The Compensation Committee to consider further, with the CEO, approaches for fiscal 2014 and going forward for formalizing performance-based bonuses and long term incentives as a prominent compensation component for the Company's Named Executive Officers and other senior executives.

  •
  Go Forward Approach For Board Stock and Certain Governance Policies.    The Compensation Committee to review and formalize certain board corporate governance matters of the Company that are consistent with its prior and best corporate governance practices.

    With the CEO, the Compensation Committee has addressed these concerns as discussed below.

Background of the 2011 Employment Agreement

        As a result of stockholders' responses, the Compensation Committee is providing further background as to its approach to the 2011 Employment Agreement, supplementing its discussions and the background provided in the Company's 2012 Proxy Statement and fiscal 2012 Annual Report to Stockholders.

        In 2011, the Compensation Committee commenced discussions with its long-serving, respected CEO, because his prior employment agreement with the Company was scheduled to expire on June 30, 2012, but could be terminated by either the Company or the CEO upon nine (9) months' advance notice, or by as early as September 30, 2011 (although, if not so terminated by advance notice, that prior employment agreement would automatically renew for two, successive additional one year terms). With the impending expiration of the prior employment agreement and the recognition that the advance notice date was approaching (by which time the Compensation Committee believed the CEO's employment with the Company needed to be resolved), the Compensation Committee believed that the best interests of the Company and its stockholders would be served by cementing a long term employment relationship with the CEO. This employment relationship was seen as imperative in view of the severe recessionary challenges then confronting the Company.

        Further, the Compensation Committee recognized that the economic turbulence of the recession and global financial crises were very disruptive and threatening to the Company's furniture and home furnishings business. Corporate survival required focused, aggressive restructuring led by the CEO. Accordingly, when considering the 2011 Employment Agreement the Compensation Committee

recognized the recession-driven declines pressuring the Company's financial results as seen in the following table.

	Fiscal Years
							% Change 2006 - 2011
($, Millions)	2006	2007	2008	2009	2010	2011
Net Sales	$1,066	$1,005	$980	$674	$590	$679	-36.3%
Operating Income	$143	$111	$96	$(73)	$(12)	$32	-77.6%
(Counts)
Company Design Centers	139	158	159	159	145	147	5.8%
Total Design Centers	306	313	295	293	279	286	-6.5%
Service Centers	32	36	33	26	18	16	-50.0%
Distribution Centers	10	5	5	4	2	2	-80.0%
Manufacturing Plants	11	9	10	9	7	7	-36.4%

        At the time of discussions with the CEO, the CEO had initiated and was in the midst of leading a very substantial restructuring of the Company's operations. The Compensation Committee recognized that the success of this operational restructuring was enabled by the Company's substantial capital expenditures in retail store optimization and the consolidation of its manufacturing operations and distribution facilities which had been led by the CEO in the years preceding the recession. Additionally, the Compensation Committee recognized that the Company had withstood many of the recessionary challenges that had led to bankruptcies within the furniture and home furnishings industry. The Compensation Committee believed that the Company's business during the early recession years had held up and performed relatively better than most of its peers in the recession. This performance reflected, in the view of the Compensation Committee, the foresight and assertive capital expenditures and restructurings initiated by the Company prior to the recession.

        In considering the CEO within his role at the Company, the Compensation Committee further acknowledged that the Company operates using a very flat management infrastructure. This structure places substantial pressure and multiple responsibilities on the CEO in connection with directing the strategic and operational activities of merchandising, marketing, advertising, retailing, manufacturing, and operations. The Compensation Committee recognized that the CEO's leadership over a relatively flat management infrastructure greatly benefits the Company and its stockholders by reducing overhead and related cash expenditures and enabling effective, rapid decision-making. (By way of confirmation, the aggregate total compensation (salary, equity awards, bonus and non-equity incentives, and other compensation) provided by the Company to its CEO and other four NEOs for fiscal 2013 was 27% lower than the aggregate median total compensation and 59% lower than the aggregate average total compensation paid by the Company's peers described below under "Peer Group Companies Considered for the 2011 Employment Agreement". In looking further at these comparisons, the Compensation Committee noted that the CEO's total compensation in fiscal 2013 is 19% lower than the median total compensation of CEOs of those peer group companies and is 52% below the average total compensation of CEOs in that peer group.) The Compensation Committee recognized the centrality of the CEO to this flat management structure. In the view of the Compensation Committee, any risk of instability resulting from the departure of the CEO was reasonably likely to have a material adverse effect on the Company and was not in the best interests of the Company and its stockholders. These facts underscored the importance of completing the 2011 Employment Agreement.

        In addition to the factors summarized above, as the Compensation Committee developed the 2011 Employment Agreement several other factors were considered. In particular, the Compensation Committee noted that the CEO had voluntarily reduced his base pay by $100,000 (9%) from March 2009 through July 2010. At the time, the Compensation Committee observed that many chief executives within the Company's peer group described below had not evidenced such personal devotion and financial sacrifices at their companies. The Compensation Committee also was generally aware of the CEO's long standing (and unrecognized) commitment to many philanthropic activities including support of many families of the Company's employees with personal funds of the CEO and his family foundation. The Compensation Committee further recognized that the CEO held ten year term stock options for one million Company shares that were likely to soon expire without value (which they subsequently did). The CEO made no request for option extension or repricing. Finally, the Compensation Committee recognized the very substantial long term personal investment by the CEO in the Company's shares, as described in "Security Ownership of Management" in the Company's 2012 Annual Report to Stockholders.

Peer Group Companies Considered for the 2011 Employment Agreement

        In connection with the 2011 Employment Agreement, the Compensation Committee retained as independent consultant, Sibson Consulting to advise the Compensation Committee. The Compensation Committee, in conjunction with Sibson Consulting, established a peer group which, in its judgment, best represented the unique nature of the Company's vertical business model which integrates manufacturing, merchandising and retailing. The Compensation Committee recognized the difficulty of establishing direct peer comparables due to the differences among potential peers. Among the differences noted were:

  •
  The Company's strategic model of integrating manufacturing, merchandising and retailing in North America is unusual within the peer group.

  •
  The Company's strategic use of an iconic brand name is not shared within the whole peer group.

  •
  The Company's widely known CEO and his reputation and relationships through the Company and its retailers and the furniture industry and his linkage to that brand name is not rivaled by most companies within the peer group.

  •
  The Company manufactures about 70% of its products in North America, operates integrated logistics facilities in its wholesale and retail businesses, runs a significant number of Company operated retail locations, and supports the retail locations operated by the Company's independent licensees. Few comparables in the furniture and home furnishings industry have this integrated model.

        The population of US-based, publicly-traded companies considered included:

  •
  furniture manufacturers and / or home furnishing retailers,

  •
  competitors and peers identified by the Company's direct U.S. furniture competitors

  •
  highly integrated companies in non-furniture industries (e.g. apparel, etc),

  •
  companies with iconic consumer brand recognition (beyond the furniture and home furnishing industries),

  •
  companies that have a CEO closely identified with the brand (beyond the furniture and home furnishing industries), and

  •
  companies that might be considered competitors for Company executives and equivalent talent.

        The peer group was then further filtered in terms of size measured by revenues at the time (primarily one fourth to four times that of the Company's revenues). The relative number of employees and market capitalization were also considered. The Compensation Committee wanted a large enough group, consisting of 15-20 companies, to enable full comparisons to the Company. At the conclusion of the process, a peer group of 16 companies was established for this purpose, including (alphabetically): Bassett Furniture Industries Inc., Cost Plus Inc. (subsequently acquired in June 2012 by Bed, Bath & Beyond Inc.), Furniture Brands International Inc., Haverty Furniture Cos Inc., Herman Miller Inc., HNI Corp., Knoll Inc., La-Z-Boy Inc., Pier 1 Imports Inc., Polo Ralph Lauren, Saks Inc., Select Comfort Corp., Steelcase Inc., Tempur-Pedic International Inc., Tiffany & Co., and Williams-Sonoma Inc.

        In identifying this peer group of companies, the Compensation Committee purposefully went beyond the eight publicly traded companies reflected in the presentation of the Company's Five Year Summary Stock Performances provided in its Annual Report to Stockholders. (For comparison purposes, these comparable companies for reporting purposes were Basset Furniture Co. Inc, Chromcraft-Revington, Flexsteel Industries, Inc., Furniture Brands International, Inc., Haverty Furniture Companies, Inc., La-Z-Boy Inc., Leggett & Platt Inc. and Pier 1 Imports, Inc.) The Compensation Committee understood that the comparables for purposes of this Five Year Summary Stock Performance were established long ago by the Company largely on the basis of Standard Industrial Classification (SIC) codes and had been continued for purposes of consistency of stock performance presentation. However, the Compensation Committee, in its judgment, believed that a broader pool of comparables, reflecting its broader considerations, was best for its compensation comparison purposes.

Performance Compensation and Incentive Threshold Discussion

        The Compensation Committee reviewed the pressures on the Company resulting from the recession, the CEO's leadership of restructuring actions to confront the recession, and the CEO's central role in corporate strategy, management, operations and execution in its flat management structure. To appropriately align the total compensation for the CEO with the performance and business realities of the Company, the Compensation Committee targeted total direct compensation for the CEO at or below the market median and placed greater weight on the variable performance related categories (i.e., performance based incentive bonus and long-term stock performance) than on fixed base compensation. With this in mind, the Compensation Committee and the CEO agreed under the terms of the 2011 Employment Agreement that the CEO's salary would remain fixed, with no escalation or increases available for the five year term of the agreement. The equity component of compensation was targeted below the median of the peer group (within the second quartile of comparable peer companies) while not raising base salary. This level of equity compensation recognized that the CEO's substantial personal investment and ownership in the Company's shares already provided significant alignment by the CEO with long term stockholder interests. To balance the total direct compensation opportunity, the Compensation Committee targeted cash and bonus opportunities for the CEO at a level that was higher than the median of the peer group (within the third quartile of comparable peer companies). This resulted in higher bonus opportunities for the CEO if the Company's financial performance results meaningfully improved.

        In connection with our stockholder outreach, the Compensation Committee was asked to explain why the minimum incentive bonus threshold in the 2011 Employment Agreement was set lower than under the prior employment agreement. This was a recalibration based on the economic realities facing the global and U.S. economies, the home furnishings industry, and our Company. In structuring the cash bonus opportunity as increasing percentages of operating income, the Compensation Committee reasoned that this aligned the CEO's interests with its stockholders, as both would benefit from increases in operating income, and the CEO would be incented even more to manage for substantial increases in operating income over the longer term. By linking bonuses to operating income growth measured against a gradually escalating floor, the Compensation Committee sought to avoid discretionary bonuses, and instead utilize a formulaic linkage to increased operating income that would reflect escalating thresholds and expectations over the years of the 2011 Employment Agreement.

        To incentivize improved Company performance, the Compensation Committee structured the following bonus structure for the five years of the 2011 Employment Agreement based upon the Company's operating income in fiscal 2012-2016:

Operating Income*	Annual Incentive Bonus
Less than $25 million	$0
At least $25 million	Two percent (2%) of such threshold (i.e. $500,000)
Over $25 million, up to $50 million	The above, plus four and one-half percent (4.5%) of such excess
Over $50 million, up to $90 million	The above, plus three and one-half percent (3.5%) of such excess
Over $90 million	The above, plus one and one-half percent (1.5%) of such excess

*
Operating income for the performance incentive bonus calculation is adjusted for select items disclosed in the terms of the 2011 Employment Agreement on file with the SEC and the thresholds increase by $2 million each year following fiscal year ending June 30, 2012.

        In establishing a $25 million (plus $2 million annual escalator) threshold before any bonus was paid, the Compensation Committee recognized that the Company's operating income had dropped $108 million from fiscal 2008 to an operating loss of $12 million in fiscal 2010. The Compensation Committee further recognized that under the CEO's leadership, the Company's operating income had improved to $32 million in fiscal 2011. Industry forecasts for the furniture and home furnishings industries expected years of adjustment and slow growth following the recession years.

        In considering this recessionary, slow growth environment, the Compensation Committee believed that a revised bonus threshold was appropriate. The Compensation Committee determined that applying the new bonus formula to the Company's operating income in fiscal years 2010 and 2011, the CEO would have received no performance incentive bonus for fiscal 2010 and would have earned approximately $1.0 million for fiscal 2011, or about 50% below his highest performance incentive bonuses in preceding years. The Compensation Committee also determined that for the CEO to earn a performance incentive bonus comparable to levels earned prior to the recession, the Company's operating income must increase by approximately 80% from the already significantly improved operating income earned in fiscal 2011. The Compensation Committee's use of operating income reflects its determination to utilize a financial performance metric easily derived from the Company's financial statements.

        To align the CEO's performance based bonus incentives as much as possible with the interest of stockholders, the Compensation Committee did not place a cap on the CEO's incentives. The intent of unlimited upside bonus opportunity was to incent maximized operating income for the Company and its corresponding benefits to stockholders. As discussed further below, the Compensation Committee has nonetheless now accepted the CEO's directions to cap his cash incentive bonus and to share his 2013 cash incentive bonus with other Company employees.

Long Term Equity Incentive and Impact on Summary Compensation Table

        In order to ensure a long-term commitment by the CEO, the Compensation Committee required five years of service from the CEO for full vesting of both the restricted stock grant of 105,000 shares and the stock option grant of 300,000 shares. The Compensation Committee believed the CEO's very substantial, personal investment in the Company's shares already provided very significant CEO alignment with the objectives of the Company's stockholders for total stockholder return. Thus, the addition of incremental share performance vesting or criteria in relation to these stock option and restricted stock grants provide negligible additional incentives for the CEO and little incremental alignment with stockholder interests. In this context, the

Compensation Committee further believed that the most meaningful relative incentive alignment with stockholder interests would be associated with the performance based cash bonus described above.

        In structuring the CEO's long term, 5 year vesting of equity awards, the Compensation Committee considered the best interests of the Company and its stockholders rather than the public reporting impact in the Company's Summary Compensation Table in its Annual Report to Stockholders. The Compensation Committee did not consider that this five year equity grant would be front-end reported for proxy disclosure purposes entirely in the initial year of grant in fiscal 2012 and not follow the expensing by the Company of those grants nor the vesting in those grants by the CEO over the five years of service through fiscal 2016 covering the five year term of the 2011 Employment Agreement. Of the total compensation reported for the CEO in the fiscal 2012 proxy statement, more than half was derived from these five year equity grants awarded to the CEO under the 2011 Employment Agreement. This reporting left some of the Company's stockholders with the concern that our CEO pay arrangement under the 2011 Employment Agreement was not well aligned. The front-loading in fiscal 2012, of the entire equity compensation under the 2011 Employment Agreement means that in 2013 and subsequent years under the 2011 Employment Agreement the CEO's total reported compensation will be much lower.

Finalizing the 2011 Employment Agreement in 2011 (Fiscal 2012)

        After considering the foregoing, the Compensation Committee and then the full Board of Directors approved the 2011 Employment Agreement, including the stock option and restricted stock grants thereunder, as of September 30, 2011. As of October 1, 2011, the Company and the CEO entered into the 2011 Employment Agreement, securing the CEO's services to the Company as Chairman, CEO and President for five years, through June 30, 2016, which was described in the Company's 2011 Proxy Statement. The incentive performance components of this 2011 Employment Agreement were voted on at the 2011 Annual Meeting of Stockholders and received 87% of the votes cast along with 96% for the election of the CEO as director and chairman and 96% in relation to its 2011 "Say On Pay" advisory stockholder resolution.

Improvements in Company's Financial Performance

        The Compensation Committee recognizes that since 2011, the Company's results have improved significantly, reflecting the Company's restructuring efforts led by the CEO under the 2011 Employment Agreement as noted in the table below. The Compensation Committee further recognizes that the actions taken by the CEO have positioned the Company well to aggressively pursue growth and continued improved financial returns for all stakeholders.

($, Millions) Fiscal Years	2010	2011	2012	2013	Change 2010 - 2013
Net Sales	$590	$679	$729	$729	23.6%
Operating Income	$(12)	$32	$50	$60	$72

CEO Voluntary Adjustments in 2013

        Recognizing the views which became apparent through the Company's outreach program, in 2013, the CEO voluntarily directed the Company to adjust the fiscal 2013 calculation of his incentive performance bonus under the 2011 Employment Agreement. Pursuant to this adjustment, the CEO shares equally with the Company's employees (i.e. 50/50) the excess earned above $1.2 million for fiscal 2013. This sharing effectively reduced the CEO's annual performance bonus compensation in fiscal 2013 by $533,000 (or 24%) from what he was entitled under the 2011 Employment Agreement. This voluntary reduction of $533,000 was then shared 70% (or $373,000) with the associates participating in the Company's 401(k) Plan and 30% (or $160,000) with key Company management (including and beyond the Named Executive Officers) as additional compensation beyond their existing compensation and bonuses. The Compensation

Committee recognized that the CEO's voluntary reduction arose from the CEO's personal views as to the appropriate current approach to executive compensation within the Company, its industry, and the U.S. economy.

        In addition, the CEO also voluntarily directed the Company to permanently cap his bonus compensation at $1.8 million for fiscal years 2014 and thereafter through the duration of his 2011 Employment Agreement, notwithstanding any increase in operating income and bonus entitlement under his 2011 Employment Agreement. The Compensation Committee recognized that this voluntary cap is about 11% below the highest level of cash bonuses paid by the Company to the CEO in prior years. The Compensation Committee further recognized that if the Company's operating income recovered to its pre-recessionary height of $143 million in fiscal 2006, the CEO would be effectively forfeiting and therefore contributing to the Company approximately $1.2 million per annum of his bonus under the 2011 Employment Agreement. This voluntary directive from the CEO also reduces the bonus payout under the termination provision and the change in control provision of the 2011 Employment Agreement from a maximum of $2.0 million to $1.8 million, a 10% reduction. The Compensation Committee recognized that the CEO's voluntary reduction arose from the CEO's personal views as to the appropriate current approach to executive compensation within the Company, its industry, and the U.S. economy.

        Taking into account these voluntary adjustments to the CEO's incentive performance bonus, as well as the impact of front-end loading his incentive stock compensation entirely in fiscal 2012 as described above, the CEO's total compensation for fiscal 2013 is 54% lower for fiscal 2013 as compared to fiscal 2012, despite the Company's significantly improved financial performance and operating income. The Compensation Committee further noted that a portion of the CEO's total compensation in fiscal 2013 arose from the Board of Director's decision in December 2012 to issue a $0.41 per share cash dividend; otherwise the CEO's total compensation decline in fiscal 2013 would have been greater. Of the CEO's reported total compensation, $201,000 in fiscal 2013 and $89,000 in fiscal 2012 arose from dividends (including the special dividend in fiscal 2013) on deferred stock accounts established for the benefit of the CEO more than ten years ago. In the view of the Compensation Committee, these elements reflect the CEO's past performance and long term commitment to the Company rather than compensation elements considered in determining the 2011 Employment Agreement.

Compensation and Investment Policies for Board of Directors and Named Executive Officers

        The Compensation Committee, in consulting with the CEO and the Nominations / Corporate Governance Committee, decided to formalize its best practices as to certain corporate governance and compensation matters relating to its directors and Named Executive Officers including the CEO. In the past, the Company has generally followed these best practices. However, as of its 2013 Annual Meeting of Stockholders, the Company adopted several formal policies noted in the Corporate Governance report of this proxy statement beginning on page 8 which include a recoupment / clawback policy, a stock ownership policy, an equity holding policy, a no hedging / pledging policy, an insider trading policy, a no repricing or buyouts policy, employment and change in control agreement policies, a qualified performance based compensation policy, a lead independent director policy, director attendance, tenure and term limits policies, limitation of director service policies, and a director loan policy. These policies may be waived, updated or modified by either the Nominations / Corporate Governance Committee, Compensation Committee, or the Board of Directors, upon notice to the Company and the Board of Directors. They are accessible by Company stockholders under "Corporate Governance Charters & Policies" on the Investor Relations page of our website at www.EthanAllen.com.

        Further demonstrating the Company's response to feedback distilled from our stockholder outreach, the Company and its Board of Directors is submitting for vote at the 2013 Annual Meeting of Stockholders a proposal to approve an amendment to our Amended and Restated Certificate of Incorporation to eliminate the classified structure of our Board of Directors. See further discussion on this topic under Proposal 4.

Future Compensation Approach for Named Executive Officers

        In 2013 and during fiscal 2014, the Compensation Committee, together with the CEO, will review the compensation program for the Company's key management personnel including the Named Executive Officers (other than the CEO). The CEO's compensation and incentives are addressed through the 2011 Employment Agreement, as discussed above. The Company's compensation approach will be designed to encourage and reward performance that leads to strong financial results and creation of long-term stockholder value. Its balance of short-and long-term compensation opportunities is intended to retain and motivate the highly talented business leaders we require to successfully execute the Company's business strategy and create value for the Company's stockholders. This compensation approach will build on the Named Executive Officer and executive compensation policies adopted in connection with the Annual Meeting. The following compensation principles will guide the design of our compensation program for these Named Executive Officers:

  •
  Reward Operational and Financial Efficiencies.  The Company believes in efficiency of overhead and operations and very careful expenditures of cash and its cash resources. It is intended that the Company's compensation approach for Named Executive Officers will emphasize the achievement of these efficiencies within the scope of authority and management of these Named Executive Officers.

  •
  Pay for Performance.  The Company believes that pay earned by its executives should reflect the performance achieved for our stockholders. Thus, we plan to structure the compensation program for these Named Executive Officers to ensure that a meaningful portion of the compensation paid is linked to the performance of our business. The Company's compensation program would emphasize variable incentive award opportunities, which are payable only if specified financial, operational and individual goals are achieved. These goals will be identified by the CEO and approved by the Compensation Committee.

  •
  Pay Conservatively.  When setting the compensation target payout opportunity levels with the CEO, the Compensation Committee and the CEO expect to consider the range of opportunities available to similarly situated executives from various relevant market reference sources.

  •
  Emphasize Variable Pay Components.  The Company intends to provide variable compensation elements (annual cash incentive compensation and long-term incentive compensation) primarily to encourage and reward performance that leads to strong financial results and creation of long-term value for our Stockholders.

  •
  Require Stock Ownership.  The Company will expect its executives to own a meaningful amount of Company stock. Thus, the Named Executive Officers over five years will be expected to acquire and maintain ownership of a minimum equity ownership level in Company stock. This minimum level ranges from two times annual base salary for our Named Executive Officers to five times for the CEO. This is intended in part to align with long term stockholder interests and avoid short term incentive risk. To further promote a long-term alignment with our stockholders' interest, the Company will grant to our Named Executive Officers, equity with long vesting periods (generally three—five years) and (for options) a post exercise hold period to avoid short term incentive risk. The design of the Named Executive Officers compensation approach will be consistent with the Company's risk aversion and the steady performance expected by the Company and our stockholders. Thus, we will structure our executive compensation program to ensure that it is not overly weighted toward annual cash incentive compensation and does not otherwise have the potential to threaten long-term stockholder value by promoting unnecessary or excessive risk-taking by our Named Executive Officers.

  •
  Maintain Flexibility to Address Extraordinary Circumstances.  The compensation program would provide flexibility for the CEO and the Compensation Committee with authority to exercise discretion in determining compensation actions for the Named Executive Officers when necessary due to extraordinary changes in the economy, unusual events or overall Company performance. Such actions are expected to take into account the current and long term interests of our stockholders and the Company, notwithstanding the extent to which earlier specified goals are achieved.

  •
  Follow Executive Compensation and Pay Governance Best Practices.  The Compensation Committee will continually evaluate best practices in executive compensation and governance and consider modifications to our program that support the Company's business strategies, provide an appropriate balance of risk and reward for our Named Executive Officers, and align their compensation with the long-term interests of the stockholders.

Compensation Committee 2013 Approval of Named Executive Officer Compensation

        The Compensation Committee considered several broader perspectives in setting the Company's compensation for its CEO and Named Executive Officers for fiscal 2013. Specifically the Compensation Committee examined peer group comparisons and the alignment of the Company's equity grants to its stockholder long term objectives. Additionally, the Compensation Committee incorporated perspectives identified in connection with its future approach to executive compensation, see "Future Compensation Approach for Named Executive Officers" noted above.

        With respect to peer group comparisons, in 2013, the Compensation Committee requested the Company to summarize for the Compensation Committee the total compensation (salary, equity awards, bonus and non-equity incentives, and other compensation) paid by the Company to the CEO and other Named Executive Officers as reflected in the Company's Summary Compensation Table in its 2013 Annual Report to Stockholders for fiscal 2013 as compared to similar total compensation as disclosed by the peer companies established in connection with the 2011 Employment Agreement. The aggregate total compensation (salary, equity awards, bonus and non-equity incentives, and other compensation) provided by the Company to its CEO and other four Named Executive Officers for fiscal 2013 was 27% lower than the aggregate median total compensation and 59% lower than the aggregate average total compensation paid by the Company's peers. In looking further at these comparisons, the Compensation Committee noted that the CEO's total compensation in fiscal 2013 is 19% lower than the median total compensation of CEOs of those peer group companies and is 52% below the average total compensation of CEOs in that peer group. The Compensation Committee recognized that this economizing of compensation is the result of the Company's flat management infrastructure that both benefits the Company and its stockholders as described above under "Background of the 2011 Employment Agreement." With regard to the Named Executive Officers, the Compensation Committee noted that turnover among Named Executive Officers and other executives has been traditionally low. The Compensation Committee believes low turnover suggests an overall satisfaction of the Company's executives with their compensation, recognition and rewards opportunities. Nonetheless, in the next year the Compensation Committee, with the CEO, expects to review the appropriate longer term compensation opportunities for the Company's executives from the perspective of the best interests of the Company and its stockholders.

        With respect to the alignment of the Company's incentive compensation practices, in 2013, the Compensation Committee also discussed with the CEO approaches to incentive compensation, both annual cash bonuses and long term equity grants. For annual cash incentive bonuses, the Compensation Committee discussed with the CEO formalizing its practices of confirming certain pre-established, performance objectives for the Named Executive Officers. For stock grants for Named Executive Officers, the CEO and Compensation Committee reviewed the Company's customary practice of periodically issuing 10-year stock options to its Named Executive Officers as a long-term incentive. While believing that share ownership among its executives is important for alignment of executive interests, the Company recognized that in general, in the past, its executives have exercised options and sold the underlying shares promptly, subject to Company policies. In contrast, the Compensation Committee noted that the CEO held his options until expiry, and at the time of the 2011 Employment Agreement, had therefore experienced 1,000,000 stock options expiring worthless at the end of the ten year terms. In effect, the options appear to have been treated by many of the Company's executives as deferred cash compensation, and not as a longer term stock ownership objective. Consequently the Company in the past addressed incentive compensation through cash opportunities, rather than equity. The Company believed that annual cash incentive bonuses could be measured and aligned with executive performance objectives. This perspective, coupled with the Company's determination to review its approach to executive stock compensation and ownership for fiscal 2014, led the Company and the Compensation Committee to refrain from issuing further stock options after February 8, 2013 to its Named Executive Officers.

        For 2013, the Compensation Committee has explained its review, approach and determinations in relation to compensation for the CEO and the 2011 Employment Agreement above in the section entitled "2011 Employment Agreement". Additionally, for 2013 the Compensation Committee confirmed the CEO's request to share and cap his incentive bonus under his 2011 Employment Agreement as also described above.

        For 2013, for the Named Executive Officers other than the CEO, the Compensation Committee initially reviewed with the CEO the Company's overall approach to their compensation components:

  •
  Base Salary.  Base salary is expected to be within the industry standards for similarly responsible, situated and performing executives, depending on in which area the executive operates and on varying levels of responsibility. The Compensation Committee concurred with the CEO's views as to the adequacy of the base compensation for the Named Executive Officers for 2013.

  •
  Annual Cash Incentive Bonus.  Each Named Executive Officer, along with other executives and key senior managerial employees, is eligible for consideration for an annual cash incentive bonus. Incentive bonuses are intended to reward key employees based upon both the Company's overall performance and the individual's performance to motivate key employees and to provide competitive cash compensation opportunities. All executives understand that the annual cash incentive bonus is not guaranteed at any level and a broad range of performance indicators is considered in awarding an incentive bonus.

    For purposes of the annual cash incentive bonus, overall performance of the Company is assessed based upon the achievement of the Company's financial, strategic and operational budget and objectives, including revenue and income earned by the Company, operating results of each individual division, expansion of market share, minimization of overhead, inventory management, cost savings, cash conservation, customer service improvement and the performance of the Company relative to peers and the market.

    In addition, for purposes of the annual cash incentive bonus, individual performance is assessed based upon the level of attainment of established responsibilities, goals and objectives for each executive. Each executive develops annual business objectives and budgets for their respective areas, which are approved by the CEO and are used for this assessment. Individual performance is also measured by how the executive's actions conform with and exemplify the Company's ten "Leadership Principles" as follows:

    Leadership Principles:    Good governance is good for profitability—and good for our talented and committed team. As a group we embrace ten key Leadership Principles, which define our commitment to excellence. Living by these principles is paramount. They are the compass that guides us to achieve our full potential, both as individuals within the company and as a major player in the industry.

    Leadership:    Provide leadership by example.

    Change:    Understand that change means opportunity and do not be afraid of it.

    Accessibility:    Be accessible and supportive, and recognize the contributions of others.

    Speed:    Maintain a competitive advantage by reacting quickly to new opportunities.

    Client Focus:    Our first responsibility is to our clients. Client service is our highest priority.

    Hard Work:    Establish a standard of hard work and practice it consistently.

    Excellence + Innovation:    Have a passion for excellence and innovation.

    Priorities:    Establish priorities by clearly differentiating between the big issues and the small ones.

    Confidence:    Have the confidence to empower others to do their best.

    Justice:    Always make decisions fairly. Justice builds confidence and trust, which in turn encourages motivation and teamwork.

    For each executive, the executive's impact upon initiatives of their division, department function or organization is considered, as well as their impact on the morale of these groups. Additionally, each executive, whether reporting directly to the CEO or not, completes a self-assessment that is also used as a basis by the CEO and the Compensation Committee for the determination of any annual cash incentive bonus.

    For executives reporting directly to the CEO, their performance is reviewed by the CEO together with the Executive Vice President, Operations who is responsible for the Human Resources functions of the Company. For the Named Executive Officers other than the CEO, their performance is also reviewed by the CEO with the Compensation Committee.

    Historically the actual annual cash incentive bonuses have ranged from 20% to 40% of base salary and the target range is 10% to 50% of base salary for bonus eligible executives. The Company retains the discretion to grant no bonus or to grant bonuses that exceed the target, in each case as the situation warrants. As the incentive bonuses look at broad performance indicators, the Company believes that there is no single metric that would lend itself to the risk of manipulation of results by the manager to influence any bonus outcome.

    The CEO submits the annual cash incentive bonus recommendations for executive officers to the Compensation Committee. The other executives and managerial employees are not present at the time of the Compensation Committee's deliberations, although the CEO is or may be present. The Compensation Committee considers such recommendations and, consistent with the overall compensation philosophy, the duties of the Committee and general policies regarding compensation may accept or adjust such recommendations. For fiscal 2013, after its review and discussion, the Compensation Committee approved annual cash incentive bonuses for each of the Named Executive Officers.

    For fiscal year 2013, the Company's Compensation Committee maintained a cash incentive compensation program for key senior managerial employees including the Named Executive Officers of the Company other than Mr. Kathwari. The cash incentive compensation program was comprised of an aggregate of up to $1,273,000 plus $160,000 voluntarily shared by Mr. Kathwari from his eligible performance bonus in 2013. This cash bonus was to be distributed to managerial employees, other than Mr. Kathwari, in amounts recommended by Mr. Kathwari. In light of the Company's performance for fiscal year 2013 and its cash position, the Compensation Committee believed it was in the best interest of the Company and its stockholders to make Incentive Bonus payments to the Named Executive Officers. The Compensation Committee was in agreement with Mr. Kathwari's recommendations as to the Named Executive Officers, other than himself. All Incentive Bonus payments were made to reward executives for their performance during this difficult economic and business climate and to keep the managerial staff motivated to continue to deliver positive results and guide the Company to meet its strategic objectives. Because no targets are set in advance of a fiscal year, the Compensation Committee considers the Incentive Bonus to be a discretionary bonus.

    For fiscal year 2013 the amount of Mr. Kathwari's incentive bonus was determined in accordance with the performance requirements identified in his 2011 Employment Agreement. In light of the Company's performance for fiscal 2013 and in accordance with the bonus formula in the 2011 Employment Agreement, Mr. Kathwari would have been entitled to a bonus of $2,266,000 but for his voluntary sharing of $160,000 of the bonus to Company management and $373,000 for associates participating in the Company's 401(k) Plan. As a result, Mr. Kathwari's bonus award for fiscal 2013 was $1,733,000.

  •
  Long Term Equity Awards.  The Named Executive Officers and other executives also are eligible to receive grants of stock options. These grants are designed for retention of the executive and to align the executive's compensation with the long term success of the Company. Historically the Compensation Committee has allocated a block of stock options to be granted throughout the year based on similar criteria and process as the annual cash incentive bonuses, with special focus on retention. The Compensation Committee approves the specific grants for the Named Executive Officers in the same manner as described above for the annual cash incentive bonuses. The options have an exercise price of the closing price of our stock on the date of grant, three year vesting, and a ten year term. Any stock options not fully vested on the date the employee separates are forfeited. The Compensation Committee approved Company grants of stock options to Named Executive Officers in fiscal 2013.

  •
  Executive Perquisites/Other Personal Benefits.  Benefits offered to Named Executive Officers are similar to those offered to all employees. For example, the Named Executive Officers are eligible to participate in the same retirement benefit program we offer to all employees at the corporate level. In addition, the Company provides perquisites it believes are reasonable and consistent with the overall executive compensation program. In 2013, with the exception of Mr. Kathwari, the Named Executive Officers did not receive any perquisites.

        The Compensation Committee, in accordance with its charter, may (but in fiscal 2013 did not) engage any third party firm or consultant in fulfilling its responsibilities. The Compensation Committee in fiscal 2013 held two (2) formal meetings, in addition to many informal sessions among Committee members and the CEO and other executives of the Company.

Conclusion

        The Compensation Committee believes that long-term stockholder value is enhanced by corporate and individual performance achievements. Through the plans and practices described above, a meaningful portion of the Company's executive compensation is based on competitive pay practices, as well as corporate and individual performance. The Compensation Committee believes equity compensation, in the form of stock options, restricted stock, and stock units is vital to the long-term success of the Company. The Compensation Committee remains committed to this policy, recognizing that the competitive market for talented executives and the cyclical nature of the Company's business may result in highly variable compensation for a particular time period.

Executive Compensation

        Set forth below is a description of the business experience of each Named Executive Officer, other than Mr. Kathwari, whose experience is set forth on page 7.

        David R. Callen, 46, has served as Vice President, Finance & Treasurer since joining the Company in 2007. As the Principal Financial Officer, he is responsible for all aspects of accounting and reporting, investor relations, tax, and treasury functions for the Company. Before joining Ethan Allen, Mr. Callen gained international business experience serving in increasingly responsible financial management positions with an emphasis on brand support and manufacturing in multiple industries including automotive, dental, outdoor recreational products, high tech, and public accounting. Mr. Callen holds a B.A. in Accounting from Michigan State University and is a licensed Certified Public Accountant in the state of Connecticut.

        Daniel M. Grow, 67, has served as Vice President Business Development since joining the Company in February 2009. He is responsible for overseeing the Company's independent retail licensee network to include North America, China, Southeast Asia, and parts of the Middle East. Additional duties include the Company's Contract and Government business. Dan has more than 30 years' experience in the home furnishings industry. Before joining Ethan Allen he served for 10 years as President and CEO of Drexel Heritage Furnishings and for 10 years with Thomasville Furniture Industries in Executive positions. Prior to this Mr. Grow served in various sales and management roles both domestically and internationally with Armstrong World Industries. He is a graduate of Arizona State University earning a BS Degree in Business Administration.

        Tracy Paccione, 47, has served as Vice President of Merchandising since June 2009. She is responsible for overseeing the Company's merchandising, resourcing, and product development. Ms. Paccione began working for Ethan Allen as a Merchandise Manager in 1997. Prior to her current role, she served as Director of Accents Merchandising and then Vice President of Upholstery and Accents Merchandising. Ms. Paccione has more than 22 years' experience in the home furnishings industry. Before joining Ethan Allen, she was a Home Furnishings Buyer for Bloomingdales in New York City. She holds a B.A. in Art History from Hamilton College.

        Corey Whitely, 53, has served as Executive Vice President, Operations since October 2007 and Executive Vice President of our subsidiary, Ethan Allen Operations, Inc., since 2005. He is responsible for overseeing the Company's manufacturing, logistics processes and information systems. Mr. Whitely served as Vice President Operations from 2003 until October 2007. He joined the Company in 1988 in the retail division and has held positions of increasing responsibilities including the areas of information technology, logistics and manufacturing. Mr. Whitely also serves on the Board of Directors of the Connecticut Retail Merchants Association, a statewide group representing retailers in Connecticut, where he also serves as Treasurer, and is a member of the National Retail Federation's CIO Council which is the industry's committee of IT leaders.

        Pamela A. Banks, 49, served as Vice President, General Counsel and Corporate Secretary since November 2003. Ms Banks resigned from the Company during fiscal 2013.

Summary Compensation Table

        The following table sets forth compensation information of our Principal Executive Officer, Principal Financial Officer and the three next most highly compensated officers, and one additional individual for whom disclosure would have been provided based on compensation level but for the fact the individual was not serving as an executive officer at the last fiscal year end (the "Named Executive Officers") relating to total compensation paid or accrued for services rendered in all capacities to the Company during the fiscal years indicated.

Name and Principal Position	Year	Salary(6)	Bonus	Stock awards(1)		Option awards(1)		Non-Equity Incentive Plan Compensation(3)	All other compensation(4)		Total
M. Farooq Kathwari,	2013	$1,150,050	—	$—		$—		$1,733,000	$258,266	(5)	$3,141,316
Chairman of the	2012	1,150,050	—	2,001,150	(2)	1,707,081	(2)	1,810,000	150,115		6,818,396
Board, President and	2011	1,138,511	600,000	152,130		—		—	77,051		1,967,692
Principal Executive Officer
David R. Callen,	2013	253,654	65,000	—		13,575		—	1,300		333,529
Principal Financial	2012	243,269	50,000	—		16,728		—	1,200		311,197
Officer	2011	228,125	35,000	—		—		—	1,000		264,125
Corey Whitely,	2013	371,635	125,000	—		63,349		—	1,300		561,284
Executive Vice President,	2012	344,231	100,000	—		50,183		—	1,200		495,614
Operations	2011	298,269	70,000	—		—		—	1,000		369,269
Tracy Paccione,	2013	271,635	65,000	—		27,150		—	1,300		365,085
Vice President,	2012	245,961	65,000	—		25,092		—	1,200		337,253
Merchandising	2011	211,567	50,000	—		—		—	—		261,567
Daniel M. Grow,	2013	208,654	62,000	—		28,763		—	1,300		300,717
Vice President,
Business Development
Pamela A. Banks,	2013	$212,558	$—	$—		$9,050	(6)	—	$144,893	(6)	$366,501
Vice President,
General Counsel and
Corporate Secretary
(through April 30, 2013)

(1)
The amounts shown for stock awards and option awards represent the fair values as of each grant date, computed in accordance with Accounting Standards Codification Topic 718. For financial statement reporting purposes, these fair values are charged to expense over the vesting period, which is generally three years for stock grants and four years for option grants. The actual values that employees may realize if any, will not be known until the vesting date and could differ significantly. See footnote 10 to the Company's Form 10-K for fiscal year ended June 30, 2013 for assumptions in the valuation.

(2)
In conjunction with the 2011 Employment Agreement dated September 30, 2011, Mr. Kathwari was awarded 105,000 shares of restricted stock and 300,000 stock options each of which vest in equal parts over the five year term of the 2011 Employment Agreement. The amounts shown for stock awards and option awards include awards under the 2011 Employment Agreement at the fair values as of the grant date which could vary significantly from the amounts ultimately realized by Mr. Kathwari.

(3)
Includes incentive compensation for fiscal years 2013 and 2012 determined in accordance with the bonus formula in the 2011 Employment Agreement and achievement of goals as described in the "Compensation Discussion and Analysis".

(4)
Includes contributions by the Company pursuant to the Ethan Allen Retirement Savings Plan, of $1,300 for each Named Executive Officer for fiscal year 2013, $1,200 for each Named Executive Officer for fiscal year 2012, and $1,000 for fiscal year 2011 for all Named Executive Officers, other than Ms. Paccione.

(5)
The following is a detailed table outlining the components of Mr. Kathwari's other compensation for fiscal 2013. Amounts reflected below represent actual amounts charged to the Company's operations during the fiscal year ended June 30, 2013. In addition, there were other incremental costs incurred by the Company for: (i) a Company car ($76,284); (ii) a club membership ($6,174); and (iii) a fractional ownership share in a Company plane which was eliminated in December 2012 at Mr. Kathwari's request ($38,390) all of which were used solely for business purposes. It is Mr. Kathwari's practice to reimburse the Company for any incremental costs relating to his personal use of the Company plane and club membership. (See also "Executive Perquisites/Other Personal Benefits" below.)

Life insurance premiums	$46,289
Retirement contract (change in value)	$4,756
Restricted Stock book account (change in value)	$103,901
Cash dividends on Stock Units	$97,020
401(k)—Company match	$1,300
Personal service of Company staff	$5,000

Total	$258,266

(6)
In addition to the $1,300 retirement plan contribution discussed in Note 3, includes $19,668 unused vacation, $122,500 severance, and $1,425 for services accrued subsequent to termination. All options awarded during fiscal 2013 were canceled upon termination.

Incentive Bonus

        As discussed on page 29 of the "Compensation Discussion and Analysis," the Compensation Committee considers the annual cash incentive bonuses payable to executives other than the CEO to be discretionary bonuses.

Equity Incentives

Stock Units and Restricted Stock

        We award stock units and restricted stock in certain circumstances to provide competitive pay packages. These awards are designed primarily to retain qualified executives since the employee cannot sell shares during the restriction period, which is of variable duration, including up until the date of separation from the Company. These grants are used to align the Named Executive Officers with long-term stockholder value.

        The accounting cost of restricted stock and stock unit awards, for which the exercise price is zero, is calculated based on the closing price of a single share of Common Stock on the date of the award for awards with no performance or market conditions. No stock units or restricted stock were awarded in fiscal 2013. See Note 10 to "Notes to Consolidated Financial Statements" in the Company's Annual Report on Form 10-K for the year ended June 30, 2013 for additional information about share-based compensation. The Company has registered the issuance of the previously granted shares. Dividends are not payable on previously granted shares of unvested restricted stock; however Mr. Kathwari receives dividend-equivalent payments.

Non-qualified stock options

        Stock options granted with exercise prices equal to 100% of the underlying Common Stock market value, based on the closing price of a single share of Common Stock on the date of grant, are currently the Company's primary long term compensation vehicle for executives and managerial staff. The Compensation Committee believes that stock options align the interests of management with those of the Company's stockholders, providing appropriate incentive to motivate management, thereby increasing stockholder return.

        In fiscal 2013, the Company awarded 45,000 options to purchase shares of Common Stock to executives or employees including Named Executive Officers, other than Mr. Kathwari pursuant to the Option Plan. See Note 10 to "Notes to Consolidated Financial Statements" in the Company's Annual Report on Form 10-K for the year ended June 30, 2013 for additional information about share-based compensation. The Company has registered the issuance of the shares of Common Stock which are issuable upon exercise of such options. The number of shares of options granted to each Named Executive Officer in the year ended June 30, 2013 is identified in the Grants of Plan-Based Awards table below. Each option agreement contained typical vesting and other terms as reflected in the Outstanding Equity Award at Fiscal year end table and the footnotes thereto.

        The accounting cost of stock option grants is determined on the date of grant and recognized over the applicable vesting period. We estimate, as of the date of grant, the fair value of stock options granted using the Black-Scholes option-pricing model. Use of a valuation model requires management to make certain assumptions with respect to selected model inputs, including anticipated changes in the underlying stock price (i.e. expected volatility) and option exercise activity (i.e. expected life). Expected volatility is based on the historical volatility of our Common Stock and other contributing factors. The expected life of options previously granted, which represents the period of time that the options are expected to be outstanding, is based, primarily, on historical data.

Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
M. Farooq Kathwari	—	—	—	$—	$—
David R. Callen	7/31/2012	—	1,500	$20.63	$13,575
Corey Whitely	7/31/2012	—	7,000	$20.63	$63,349
Tracy Paccione	7/31/2012	—	3,000	$20.63	$27,150
Daniel M.Grow	7/31/2012	—	1,000	$20.63	$9,050
Daniel M. Grow	2/8/2013	—	1,500	$28.67	$19,713
Pamela A. Banks	7/31/2012	—	1,000	$20.63	$9,050

Grants of Plan Based Awards
Non-Equity Incentive Plan Awards

Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Threshold ($)	Target ($)	Maximum ($)
M. Farooq Kathwari(1)	540,000	1,800,000	1,800,000
David R. Callen	—	—	—
Corey Whitely	—	—	—
Tracy Paccione	—	—	—
Daniel M. Grow	—	—	—
Pamela A. Banks	—	—	—

(1)
The Non-Equity Incentive Plan award payable to Mr. Kathwari is the incentive compensation described in the 2011 Employment Agreement, which is described more fully in the "Compensation Discussion & Analysis" below and under the 2011 Employment Agreement. Mr. Kathwari is entitled to a bonus based on a percentage of operating income for a fiscal year if the operating income of the Company is at least $25,000,000, increased by $2,000,000 each year of the 2011 Employment Agreement. In fiscal year ending June 30, 2013, as more fully described under "CEO Voluntary Adjustments in 2013" in the "Compensation Discussion & Analysis", Mr. Kathwari decided to forego his rights to one half of any amount payable under his incentive arrangement in excess of $1,200,000, which remaining one half would be payable to other employees of the Company, and further to cap his bonus at a maximum of $1,800,000.

See "Outstanding Equity Awards at Fiscal Year-End" page 36 and the footnotes thereto for additional information regarding expirations and vesting of grants listed above.

See "2011 Employment Agreement", including a description of the annual incentive bonus goals under the 2011 Employment Agreement, starting on page 38 for a discussion of the material terms of Mr. Kathwari's 2011 Employment Agreement and for an understanding of the information disclosed in the charts above.

See "Compensation Discussion and Analysis" page 29 for an explanation of the base salary and bonus in proportion to total compensation payable to the Named Executive Officers.

 Outstanding Equity Awards at Fiscal Year-End

		Option Awards				Stock Awards
	Notes	Number Exercisable	Number Unexerciseable	Option Price	Expiration	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
M. Farooq Kathwari	(1)	—	—	—	—	20,000	$576,000
	(2)	—	—	—	—	63,000	$1,814,400
		400,000	—	$35.53	8/1/2013	—	—
		200,000	—	$37.15	8/2/2014	—	—
		150,000	—	$34.03	10/10/2017	—	—
		90,000	—	$24.62	7/1/2018	—	—
		50,000	—	$15.93	11/11/2018	—	—
		60,000	—	$10.68	6/30/2019	—	—
	(3)	37,500	12,500	$14.86	2/3/2020	—	—
	(4)	120,000	180,000	$13.61	10/1/2021	—	—
David R. Callen	(5)	—	625	$11.74	11/12/2019	—	—
	(6)	—	1,500	$19.07	7/26/2021	—	—
	(7)	—	1,500	$20.63	7/31/2022	—	—
Corey Whitely		1,500	—	$41.35	3/25/2014	—	—
		2,500	—	$31.15	5/27/2015	—	—
		1,000	—	$36.56	6/27/2016	—	—
		2,000	—	$36.71	6/4/2017	—	—
		2,000	—	$25.71	6/20/2018	—	—
		3,000	—	$17.60	11/5/2018	—	—
	(5)	7,500	2,500	$11.74	11/12/2019	—	—
	(6)	1,500	4,500	$19.07	7/26/2021	—	—
	(7)	—	7,000	$20.63	7/31/2022	—	—
Tracy Paccione		1,500	—	$31.15	5/27/2015	—	—
		1,000	—	$36.56	6/27/2016	—	—
		1,500	—	$36.71	6/4/2017	—	—
		500	—	$25.71	6/20/2018	—	—
		500	—	$17.60	11/5/2018	—	—
	(5)	1,250	1,250	$11.74	11/12/2019	—	—
	(6)	750	2,250	$19.07	7/26/2021	—	—
	(7)	—	3,000	$20.63	7/31/2022	—	—
Daniel M. Grow	(5)	1,125	375	$11.74	11/12/2019	—	—
	(6)	375	1,125	$19.07	7/26/2021	—	—
	(7)	—	1,000	$20.63	7/31/2022	—	—
	(8)	—	1,500	$28.67	2/8/2023	—	—
Pamela A. Banks		1,500	—	$31.15	7/29/2013	—	—
		750	—	$36.56	7/29/2013	—	—
		1,000	—	$36.71	7/29/2013	—	—
		1,500	—	$41.35	7/29/2013	—	—
	(5)	—	250	$11.74	7/29/2013	—	—
	(6)	—	1,125	$19.07	7/29/2013	—	—
	(7)	—	1,000	$20.63	7/29/2013	—	—

(1)
The restricted stock granted on 7/26/2011 vests in two equal tranches on each July 26 of 2013 thru 2014

(2)
The restricted stock granted on 10/1/2011 vests in three equal tranches on each June 30 of 2014 thru 2016

(3)
The options vest on 02/03/2014

(4)
The options vest in three equal tranches on each June 30 of 2014 thru 2016

(5)
The options vest on 11/12/2013

(6)
The options vest in three equal tranches on each July 26 of 2013 thru 2015

(7)
The options vest in four equal tranches on each July 31 of 2013 thru 2016

(8)
The options vest in four equal tranches on each February 8 of 2014 thru 2017

Note: the closing market price on Friday June 29, 2013 was $28.80

        The following table sets forth certain information regarding exercised options or vested stock awards during fiscal year 2013 for Named Executive Officers.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
M. Farooq Kathwari	—	—	41,500	1,075,395
David R. Callen	5,075	59,601	500	14,645
Corey Whitely	1,500	1,755	1,667	48,826
Tracy Paccione	2,950	36,333	667	19,536
Daniel Grow	—	—	334	9,783
Pamela A. Banks	4,075	33,611	234	6,854

Equity Compensation Plan Information

        The following table sets forth certain information regarding our equity compensation plans as of June 30, 2013.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders(1)	1,849,306	$23.49	1,067,407
Equity compensation plans not approved by security holders(2)	—	—	—

Total	1,849,306	$23.49	1,067,407

(1)
Amount includes stock options outstanding under our Option Plan as well as unvested shares of restricted stock and vested stock units which have been provided for under the provisions of the Option Plan. See Note 10 to our Consolidated Financial Statements included under Item 8 of the Annual Report on Form 10-K for the year ended June 30, 2013 for a discussion of share-based compensation.

(2)
As of June 30, 2013, we do not maintain any equity compensation plans which have not been approved by our stockholders.

Executive Perquisites/Other Personal Benefits

        Benefits offered to Named Executive Officers are similar to those offered to all employees. In addition, the Company provides perquisites it believes are reasonable and consistent with the overall executive compensation program. In 2013, with the exception of Mr. Kathwari, the Named Executive Officers did not receive any perquisites. Mr. Kathwari received: (1) access to and use of Company cars (including driver, gas, registration, title, insurance and maintenance) and a club membership; (2) reimbursement of life insurance premiums up to $50,000; (3) a retirement contract (described below); (4) dividends and interest on a long-standing restricted stock book account established pursuant to his previous employment agreements; and (5) dividend equivalent payments on stock units awarded pursuant to a prior employment agreement. Mr. Kathwari's use of the car and club membership are as a convenience to the Company and are for business purposes. See footnote 5 Summary Compensation Table on page 33.

        The Named Executive Officers are eligible to participate in the same retirement benefit program we offer to all employees at the corporate level. Our current program is a 401(k) plan with company-provided match. In addition, Mr. Kathwari is entitled to benefits under an agreement dated September 26, 1983. Pursuant to the terms of the agreement, the Company is required to make monthly retirement payments of a maximum of $1,875 per month, commencing on the month in which his employment with the Company terminates, and shall be paid until the earlier to occur of (i) 120 monthly payments or (ii) the death of Mr. Kathwari. Such retirement payment is subject to cost of living adjustments. In the event Mr. Kathwari shall die before receiving all retirement payments Mr. Kathwari's widow shall be entitled to reduced retirement payments equal to one-half of the retirement payment amount until the earlier to occur of a) her death or b) the cumulative payment of 120 monthly payments to Mr. Kathwari and/or his widow.

The Ethan Allen Retirement Savings Plan

        The Company maintains the Ethan Allen Retirement Savings Plan, which is effective as of July 1, 1994 (the "Retirement Plan"). The Retirement Plan covers all employees who have completed at least three months of service.

        The 401(k) portion of the Retirement Plan allows participants to defer up to 100% of their compensation, subject to certain statutory limitations. In fiscal 2013, the Company made matching contributions with a maximum contribution of $1,300 per participant. Matching contributions were made dollar for dollar on the first $500 of a participant's before tax contribution and $0.50 on the next $1,600 of a participant's before tax contributions up to a maximum of $1,300 for calendar 2012 (an increase from a $1,200 maximum contribution in calendar year 2011). Participant contributions and employer matching contributions are immediately and fully vested. The Company made no profit sharing contributions during fiscal year 2013. However, as a result of the CEO's voluntary sharing of his eligible annual incentive cash bonus, $373,000 has been set aside for a profit sharing distribution into the Retirement Plan in fiscal 2014.

        Investment options currently offered under the Retirement Plan include employer common stock. Participants direct the investment of their accounts under the Retirement Plan and may choose from some or all of the investment options designated by the Retirement Committee from time to time.

2011 Employment Agreement

        As of September 27, 2011, the Company's Compensation Committee approved and on September 30, 2011 the independent members of the Company Board of Directors ratified, subject to the approval of the incentive components by stockholders, the terms of the 2011 Employment Agreement between the Company and Mr. Kathwari. Pursuant to the 2011 Employment Agreement, effective as of October 1,

2011, the Company agreed to continue to employ Mr. Kathwari and Mr. Kathwari agreed to remain as Chairman, President and Principal Executive Officer of the Company and Ethan Allen Global, Inc., for a period of approximately five years, expiring June 30, 2016 with two automatic one-year extensions commencing on each of July 1, 2016 and July 1, 2017 ("New Anniversary Date") unless notice is given by either Mr. Kathwari or the Company, not later than nine (9) months prior to a New Anniversary Date. Pursuant to the terms of the 2011 Employment Agreement, Mr. Kathwari will receive a base salary of $1,150,050 per year throughout the term of the 2011 Employment Agreement.

        Mr. Kathwari will be entitled to an annual incentive bonus based upon the Company's Operating Income. Mr. Kathwari's incentive bonus for a given fiscal year will be based upon the amount by which the Company's Operating Income for the fiscal year exceeds the applicable threshold amount specified below (each a "New Threshold").

Operating Income*	Annual Incentive Bonus
Less than $25 million	$0
At least $25 million	Two percent (2%) of such threshold (i.e. $500,000)
Over $25 million, up to $50 million	The above, plus four and one-half percent (4.5%) of such excess
Over $50 million, up to $90 million	The above, plus three and one-half percent (3.5%) of such excess
Over $90 million	The above, plus one and one-half percent (1.5%) of such excess

*
Operating income for the performance incentive bonus calculation is adjusted for select items disclosed in the terms of the 2011 Employment Agreement on file with the SEC and the thresholds increase by $2 million each year following fiscal year ending June 30, 2012.

        Mr. Kathwari will receive an incentive bonus if the Company's Operating Income equals or exceeds $25 million. Thus, by way of example, if the Company's Operating Income for the fiscal year ending June 30, 2012 is $60 million, Mr. Kathwari would be entitled to an incentive bonus for the fiscal year ending June 30, 2012 in the sum of $1.975 million ($500,000 [$25 million × 2%] + $1,125,000 [($50 million - $25 million) × 4.5%] + $350,000 [($60 million - $50 million) × 3.5%]).

        Recognizing the views which became apparent through the Company's outreach program, in 2013, the CEO voluntarily directed the Company to adjust the fiscal 2013 calculation of his incentive performance bonus under the 2011 Employment Agreement. Pursuant to this adjustment, the CEO shares equally with the Company's employees (i.e. 50/50) the excess above $1.2 million. This sharing effectively reduced the CEO's annual performance bonus compensation in 2013 by $533,000 (or 24%) from what he was entitled under the 2011 Employment Agreement. This voluntary reduction of $533,000 was then shared 70% (or $373,000) with the participants in the Company's 401(K) Plan and 30% (or $160,000) with key Company management (including and beyond the Named Executive Officers) as additional compensation beyond their existing compensation and bonuses. The Compensation Committee recognized that the CEO's voluntary reduction arose from the CEO's personal views as to the appropriate approach to executive compensation within the Company, its industry, and the U.S. economy.

        In addition, the CEO also voluntarily directed the Company to permanently cap his bonus compensation at $1.8 million for fiscal years 2014 and thereafter through the duration of his 2011 Employment Agreement, notwithstanding any increase in operating income and bonus entitlement under his 2011 Employment Agreement. The Compensation Committee recognized that this voluntary cap is about 11% below the highest level of cash bonuses paid by the Company to the CEO in prior years. The Compensation Committee further recognized that if the Company's operating income recovered to its pre-recessionary height of $143 million in fiscal 2006, the CEO would be effectively forfeiting and therefore contributing to the Company approximately $1.2 million per annum of his bonus under the 2011 Employment Agreement. This voluntary directive from the CEO, also reduces the bonus payout under the termination provision and the change in control provision of the 2011 Employment Agreement from a maximum of $2.0 million to $1.8 million, a 10% reduction. The Compensation Committee recognized that the CEO voluntary reduction arose from the CEO's personal views as to the appropriate approach to executive compensation within the Company, its industry, and the U.S. economy.

        The annual incentive bonus for each fiscal year following the fiscal year ending June 30, 2012 also shall be based upon the above formula included the voluntary amendments made by the CEO in 2013 as noted above; provided, however that the Operating Income thresholds shall each be increased by $2 million in each fiscal year following the fiscal year ending June 30, 2012. Pursuant to the 2011 Employment Agreement, Mr. Kathwari received an incentive bonus of $1,733,000 for fiscal year 2013.

        Pursuant to the 2011 Employment Agreement, Mr. Kathwari was granted the following options under the Option Plan: (i) as of October 1, 2011, ten-year stock options to purchase 300,000 shares of Common Stock, at an exercise price of $13.61 per share (the price of a share of Common Stock on the New York Stock Exchange as of the close of business on September 30, 2011 as the date of grant was a Saturday), which vests at a rate of 60,000 stock options on each June 30, up to and including June 30, 2016; (ii) as of October 1, 2011, 105,000 shares of Restricted Stock, which vests at a rate of 21,000 shares per year over the initial five (5) year term of the 2011 Employment Agreement. The estimated fair value of these five-year grants was fully reported in the CEO's 2012 total compensation in the Summary Compensation Table.

        As of each dividend record date for the Common Stock occurring on or after the date of any grant of shares of restricted stock, but prior to the date such shares become vested or are forfeited, an account established by the Company for the benefit of Mr. Kathwari shall be credited with an amount equal to the dividends which would have otherwise been paid with respect to the shares. Amounts credited to the account will be credited with interest at the rate of 5% per year until distribution. Mr. Kathwari will be fully vested and all amounts credited to the account, regardless of the subsequent vesting or forfeiture of the shares. A balance credited to Mr. Kathwari's account will be distributed to him in cash as soon as practicable after the termination of his employment.

        In the event Mr. Kathwari's employment with the Company is terminated by reason of his death or disability, under the 2011 Employment Agreement he (or his estate) will receive salary continuation for twelve (12) months from and, after the date of termination, an annual incentive bonus in respect of the full fiscal year in which the date of termination occurs, accelerated vesting, as of the date of termination, of all restricted stock and options awarded and granted under the 2011 Employment Agreement, deferred compensation along with any reimbursement expenses not yet paid to Mr. Kathwari, payment of life and disability insurance premiums through the date of termination and for a period of twelve (12) months from and after the date of termination such other and customary benefits as the Company provides to it employees.

        Mr. Kathwari shall be eligible for the following under the termination scenarios set forth below:

Termination Scenario

	Change in Control	Without Cause/for Good Reason	Retirement	For Cause	Death & Disability
12 mos. Salary Continuation	No	No	No	No	Yes
24 mos. Salary Continuation	Yes	Yes	No	No	No
Full Year Bonus	No	No	No	No	Yes
Pro Rata Bonus	No	No	Yes	No	No
One Year Accelerated Vesting—All Equity Awards	No	Yes	No	No	No
Full Accelerated Vesting—All Equity Awards	Yes	No	No	No	Yes
Severance Payment (two largest bonus payments since FY 2002 not to exceed $2 million)	Yes	Yes	No	No	No
12 mos. Life/Disability Premiums	No	No	No	No	Yes
24 mos. Life/Disability Premiums	Yes	Yes	No	No	No
24 mos. Health/Welfare Benefits	Yes	Yes	Yes	No	No

        If Mr. Kathwari's employment is terminated by the Company without "cause", or by Mr. Kathwari "for good reason" he will receive salary continuation for twenty-four (24) months after the date of termination. Mr. Kathwari was also entitled to a payment equal to the sum of the two highest bonus payments made to Mr. Kathwari prior to the date of termination commencing from fiscal year 2002, not to exceed an aggregate payment of $2 million. However, in 2013, Mr. Kathwari voluntarily directed the Company to permanently cap his bonus compensation at $1.8 million for fiscal years 2014 and thereafter through the duration of his 2011 Employment Agreement, effectively reducing the maximum payout under this provision from $2.0 million to $1.8 million, a 10% reduction. Mr. Kathwari will also be entitled to one additional year of vesting, from the date of termination, for all outstanding stock options or restricted stock awards granted pursuant to the 2011 Employment Agreement. Mr. Kathwari will also be entitled to life and disability insurance premiums (not to exceed $50,000 per annum) through the date of termination and for a period of twenty-four (24) months thereafter, health and welfare benefits through the date of termination and for a period of twenty-four (24) months thereafter. Mr. Kathwari will also be subject to a twenty-four (24) month "non compete" restrictive covenant granted by Mr. Kathwari for the benefit of the Company.

        If Mr. Kathwari's employment is terminated by the Company within two years following certain changes in control, he will receive salary continuation for twenty-four (24) months from and after the date of termination plus a lump-sum payment equal to the sum of the two highest bonus payments made to Mr. Kathwari prior to the date of termination, commencing from fiscal year 2002, not to exceed an aggregate payment of $2 million. However, as noted above, in 2013, Mr. Kathwari voluntarily directed the Company to permanently cap his bonus compensation at $1.8 million for fiscal years 2014 and thereafter through the duration of his 2011 Employment Agreement, effectively reducing the maximum payout under this provision from $2.0 million to $1.8 million, a 10% reduction. Mr. Kathwari will also be entitled to immediate vesting of all outstanding stock options or restricted stock awards granted pursuant to the 2011 Employment Agreement. Mr. Kathwari will also be entitled to life and disability premiums (not to exceed $50,000 per annum) through the date of termination and for a period of twenty-four (24) months thereafter, health and welfare benefits through the date of termination and for a period of twenty-four (24) months thereafter. Mr. Kathwari will also be subject to a twenty-four (24) month "non compete" restrictive covenant granted by Mr. Kathwari for the benefit of the Company. If the payments described in this paragraph would constitute a "parachute payment" under Section 280G of the Code and subject

Mr. Kathwari to an excise tax under Section 4999 of the Code, then the payments will be reduced to the extent necessary such that Mr. Kathwari will not be subject to an excise tax. However, such payments will not be reduced if, without the reduction, Mr. Kathwari would be entitled to receive and retain, on a net after-tax basis, a greater amount than he would be entitled to receive and retain after such reduction.

        If Mr. Kathwari's employment is terminated for "cause", Mr. Kathwari will receive payment of all compensation due or unreimbursed expenses as of the date of termination. There is no accelerated vesting of any restricted stock or options and any unvested equity awards will be forfeited. He will receive deferred compensation in accordance with the terms of the applicable arrangement, as well as payment of life and disability insurance premiums (not to exceed $50,000) through the date of termination and such other and customary benefits as the Company provides to it employees upon termination for "cause".

        If Mr. Kathwari's employment is terminated as a result of retirement by Mr. Kathwari (i.e., voluntarily by Mr. Kathwari or as a result of the Company's failure to renew the terms of the 2011 Employment Agreement), he will receive his salary to the date of termination plus a prorated annual incentive bonus in respect of the fiscal year in which the date of termination occurs, equal to what such annual incentive bonus would have been for the full fiscal year multiplied by a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination and the denominator of which is 365. There is no accelerated vesting of any restricted stock or options and any unvested equity awards will be forfeited. He will receive deferred compensation in accordance with the terms of the applicable arrangement, as well as payment of life and disability insurance premiums (not to exceed $50,000) through the date of termination, health and welfare benefits through the date of termination and for twenty-four (24) months thereafter, and such other and customary benefits as the Company provides for its employees.

Change in Control

        As of the end of fiscal year 2013 we maintained, and we currently maintain, a change in control provision with the CEO as set forth in the 2011 Employment Agreement, and our Named Executive Officers as set forth in restricted stock and option agreements. The specific rights of Mr. Kathwari if his employment is terminated by the Company within two years following certain changes in control are described under "2011 Employment Agreement" above.

Potential Payments upon Termination or Change in Control

        The amount of compensation which would have been payable to the Named Executive Officers upon termination of employment, assuming a June 30, 2013 termination date, and for purposes of the last column, a change in control as of the same date, is listed in the following table. A termination of employment is not a requirement for the acceleration of stock options and restricted stock awards upon a change in control.

	For Cause	Voluntary Termination/ non-renewal/ Retirement	Without Cause/ Good Reason/ Termination	Death or Disability	Change in Control
M. Farooq Kathwari
Salary continuation(1)	$—	$—	$2,300,100	$1,150,050	$2,300,100
Bonus(2)	$—	$1,733,000	$1,800,000	$1,733,000	$1,800,000
Life & disability payments(3)	$—	$—	$100,000	$50,000	$100,000
Stock options(4)	$—	$—	$1,085,650	$2,908,450	$1,085,650
Stock units(5)	$3,628,800	$3,628,800	$3,628,800	$3,628,800	$3,628,800
Restricted stock awards(6)	$—	$—	$892,800	$2,390,400	$892,800
Health and welfare payments(7)	$—	$19,200	$19,200	$—	$19,200
Accrued interest & dividends—book account(8)	$425,082	$425,082	$425,082	$425,082	$425,082
Retirement contract payments(9)	$225,000	$225,000	$225,000	$225,000	$225,000
David R. Callen
Stock options(10)	—	—	—	—	$37,513
Corey Whitely
Stock options(10)	—	—	—	—	$143,625
Tracy Paccione
Stock options(10)	—	—	—	—	$67,728
Daniel M. Grow
Stock options(10)	—	—	—	—	$25,709
Pamela A. Banks
Stock options(10)	—	—	—	—	$23,381

(1)
Under the 2011 Employment Agreement, if his employment is terminated other than for cause, Mr. Kathwari is entitled to salary continuation through June 30, 2015, or in the event of death or disability, through June 30, 2014. The amount disclosed is the total undiscounted amount of future payments.

(2)
Under the 2011 Employment Agreement, if his employment is terminated other than for cause, Mr. Kathwari would receive a prorated bonus entitlement from the beginning of the fiscal year through the termination date. Mr. Kathwari received a bonus payment for fiscal 2013 of $1,733,000. However, if Mr. Kathwari's employment is terminated by the Company without cause or by Mr. Kathwari for good reason (as defined in the 2011 Employment Agreement), Mr. Kathwari would be entitled to a lump-sum payment, within 75 days following termination of employment, equal to the lesser of (i) the sum of his two (2) largest bonuses or (ii) $2.0 million dollars. In 2013, Mr. Kathwari voluntarily directed the Company to permanently cap his bonus compensation at $1.8 million for fiscal years 2014 and thereafter through the duration of his 2011 Employment Agreement, effectively reducing the maximum payout under this provision from $2.0 million to $1.8 million, a 10% reduction.

(3)
Under the 2011 Employment Agreement, if his employment is terminated without cause, the Company would continue to pay life and disability insurance payments for two years post-termination, i.e., through June 30, 2015, or in the event of death or disability, through June 30, 2014. The amount disclosed is the total undiscounted amount of future payments.

(4)
Equity awards that were fully vested by their terms as of June 30, 2013 are not included in the table above. For information on any outstanding stock-option awards, including those that are fully-vested and unexercised as of June 30, 2013, see the "Outstanding Equity Awards at Fiscal Year-End" table page 36. At June 30, 2013, Mr. Kathwari held unvested options to purchase an aggregate of 192,500 shares of Common Stock, at exercise prices ranging from $13.61 to $14.86. If Mr. Kathwari's employment had been terminated by the Company without cause or by Mr. Kathwari for good reason on June 30, 2013, the options vesting within one year would have become immediately exercisable. In the event of death or disability on June 30, 2013, the options to purchase 192,500 shares would have become immediately exercisable. The closing market price at June 30, 2013 was used to determine the value that would have been recognized by Mr. Kathwari.

(5)
In connection with Mr. Kathwari's 1997 employment agreement he was awarded 126,000 stock units which are fully vested as of June 30, 2013 but will, upon termination of his employment for any reason, including due to his death or disability, be converted to common stock and will be distributed immediately following termination to Mr. Kathwari in a lump sum. The closing market price at June 30, 2013 was used to value the shares.

(6)
Equity awards that were fully vested by their terms as of June 30, 2013 are not included in the table above. For information on any outstanding fully-unvested restricted stock awards, see the "Outstanding Equity Awards at Fiscal Year-End" table page 36. If terminated without cause, 31,000 unvested restricted shares would vest immediately. In the event of death or disability on June 30, 2013, 83,000 restricted shares would vest immediately. The closing market price at June 30, 2013 was used to value the shares.

(7)
If his employment is terminated other than for cause, Mr. Kathwari is entitled to health and welfare benefits for a period of 24 months following the termination of his employment. The estimated company cost for medical and dental insurance was used.

(8)
If his employment is terminated for any reason, including death or disability, the value of deemed dividends on restricted share awards held in a book account along with accrued interest at 5% per annum would be paid by the Company.

(9)
Mr. Kathwari is also entitled to payments pursuant to a retirement contract, which is described under the section Executive Perquisites/Other Personal Benefits, on page 38. The amount disclosed is the total undiscounted amount of future payments, assuming the maximum cost of living adjustments. In the event of Mr. Kathwari's death, his spouse is entitled to a payment equal to one-half of the amount set forth in the table.

(10)
Equity awards that were fully vested by their terms as of June 30, 2013 are not included in the table above. For information on any outstanding stock-option awards, including those that are fully-vested and unexercised as of June 30, 2013, see the "Outstanding Equity Awards at Fiscal Year-End" table page 36. Amounts reflect the excess of the exercise price of the option and the closing market price of $28.80 as of June 30, 2013, over the exercise price of the option, which reflects the value that would have been recognized upon immediate vesting due to a change in control.

For purposes of better understanding the foregoing, certain terms are summarized below.

        Generally, with respect to Mr. Kathwari, "cause" means (a) the conviction of a felony involving actual dishonesty as against the Company or a subsidiary and any affiliate of the Company, or (b) gross neglect or gross misconduct resulting, in either case, in material economic harm to the Company, a subsidiary and/or affiliate in carrying out his duties that remains uncured.

        Generally, a "change in control" (for purposes of the 2011 Employment Agreement) shall be deemed to occur if:

          (a)   the Board of Directors or the stockholders of the Company or Ethan Allen Global, Inc., approves (i) any liquidation of the Company and Ethan Allen Global, Inc., or the sale of substantially all of the assets of the Company and Ethan Allen Global, Inc. taken as a whole, or (ii) any merger and/or other business combination involving the Company and Ethan Allen Global, Inc. or any combination of any such transactions

          (b)   any person becoming a beneficial owner of more than 50% of the then outstanding voting stock of the Company or Ethan Allen Global, Inc.; or

          (c)   if the Company engages in any business combination, merger, consolidation or the sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or any substantial part of the assets of the Company with an interested person.

        Generally, a "change in control" (for purposes of the Option Plan) shall be deemed to occur if the Company engages in any business combination, merger, consolidation or the sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or any substantial part of the assets of the Company.

        Generally with respect to Mr. Kathwari, "Good Reason" means and shall be deemed to exist if, without Mr. Kathwari's consent: (a) he is assigned any duties or responsibilities materially inconsistent with his titles or positions; (b) his duties, responsibilities or effective authority is reduced; (c) he is not appointed to, or is removed from, his offices or positions (including as a director and Chairman of the Board of Directors of the Company and Ethan Allen Global, Inc.; (d) the Company breaches any material term or provision of the 2011 Employment Agreement or fails to have the agreement assumed by a successor; (e) his compensation is decreased; (f) his office location is changed more than 50 miles from its location in Danbury, Connecticut; (g) the Company attempts to terminate his employment for cause when cause does not exist; or (h) a change in control occurs (under certain conditions).

        In connection with his rights under the 2011 Employment Agreement, Mr. Kathwari also has obligations in favor of the Company.

        Mr. Kathwari is generally required under the 2011 Employment Agreement to not disclose any confidential information, knowledge or data relating to the Company or any affiliate and their respective businesses. In addition, if Mr. Kathwari's employment is terminated (i) by the Company "without" cause or "for good reason" by Mr. Kathwari; or (ii) following a change in control, then Mr. Kathwari shall not, for the twenty-four (24) month period following termination, compete with the business of the Company or Ethan Allen Global, Inc. The Company may choose to enforce the restriction on competition following a termination of Mr. Kathwari's employment due to "retirement" (as defined in the 2011 Employment Agreement). The application of the restrictions on competition is conditioned upon the Company providing certain entitlements set forth in the 2011 Employment Agreement.

Director Compensation

        For fiscal year 2013, each independent director received $60,000 per annum and an annual stock option award in whole shares determined by dividing the market price of the Company's stock at the grant date into $100,000. Additional fees are paid quarterly to the chairperson of each of the committees as follows: Audit Committee $4,000; Compensation Committee $2,000; and Nominations/Corporate Governance $2,000. If a committee holds more than four (4) meetings (either in person or telephonically) on days when the full Board does not meet, committee members will be paid an additional $1,000 for each additional meeting beginning with the fifth such meeting. Employee directors do not receive additional compensation for serving on the Board of Directors.

 Director Compensation

Name	Fees earned or paid in cash	Option awards(1)	Restricted stock(1)	Total
James B. Carlson(2)	$3,462	$—	$—	$3,462
Clinton Clark(3)	76,000	43,881	—	119,881
John J. Dooner(4)	60,000	43,881	—	103,881
Kristin Gamble(5)	68,000	43,881	—	111,881
James W. Schmotter(6)	60,000	43,881	—	103,881
Don M. Wilson III(7)	60,000	43,881	—	103,881
Frank G. Wisner(8)	$68,000	$43,881	$—	$111,881

(1)
The amounts shown for option and restricted stock awards represent the fair values as of each grant date, computed in accordance with Accounting Standards Codification Topic 718. For financial statement reporting purposes these fair values are charged to expense over the vesting period of two years. The actual values realized if any, will not be known until the vesting date and could differ significantly. See footnote 10 to the Company's Form 10-K for fiscal year ended June 30, 2013 for assumptions in the valuation. The option award reflects a grant of 4,847 options each.

(2)
Mr. Carlson was appointed to the board of directors on June 10, 2013. Mr. Carlson received a prorata share of fees for fiscal 2013.

(3)
Mr. Clark was awarded 4,847 stock options on July 31, 2012 vesting in two equal annual installments. As of June 30, 2013, Mr. Clark held an aggregate of 18,347 stock options of which 12,000 were vested.

(4)
Mr. Dooner was awarded 4,847 stock options on July 31, 2012 vesting in two equal annual installments. As of June 30, 2013, Mr. Dooner held 4,847 options, none of which were vested, and 500 restricted shares.

(5)
Ms. Gamble was awarded 4,847 stock options on July 31, 2012 vesting in two equal annual installments. As of June 30, 2013, Ms. Gamble held an aggregate of 31,847 stock options of which 25,500 were vested.

(6)
Mr. Schmotter was awarded 4,847 stock options on July 31, 2012 vesting in two equal annual installments. As of June 30, 2013, Mr Schmotter held 4,847 stock options, none of which were vested, and 500 restricted shares.

(7)
Mr. Wilson 4,847 was awarded stock options on July 31, 2012 vesting in two equal annual installments. As of June 30, 2013, Mr. Wilson held 4,847 stock options, none of which were vested, and 500 restricted shares.

(8)
Mr. Wisner was awarded 4,847 stock options on July 31, 2012 vesting in two equal annual installments. As of June 30, 2013, Mr. Wisner held an aggregate of 16,847 stock options, of which 12,000 were vested, and 500 restricted shares.

Tax Policy

        Section 162(m) of the Code limits deductibility of annual compensation in excess of $1 million paid to the Company's Principal Executive Officer and to each of its next three most highly compensated Named Executive Officers (other than the Principal Financial Officer). However, compensation is exempt from this limit if it qualifies as "performance-based compensation." In 2007, the Company submitted an amendment to the Option Plan to stockholders, to allow awards thereunder to qualify under the "performance-based compensation" requirements, which was approved by Stockholders. The Company submitted the incentive performance bonus provisions of the 2011 Employment Agreement to its stockholders who agreed to have the annual incentive bonuses granted under the 2011 Employment Agreement comply with the "performance-based compensation" requirements under Section 162(m) of the Code.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee selects and hires our independent registered public accounting firm and has appointed KPMG as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2014. KPMG was the independent registered public accounting firm for the Company for the fiscal year ended June 30, 2013. Representatives of KPMG will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions. We are asking you to ratify the appointment of KPMG as our independent registered public accounting firm.

        Although ratification is not required by our By-laws, the Board of Directors is submitting the appointment of KPMG to you for ratification as a matter of good corporate practice. If the Audit Committee's appointment is not ratified, it will reconsider the appointment, if appropriate. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and our stockholders.

AUDIT FEES

        The following table represents a summary of professional fees paid to KPMG for services rendered in connection with: (i) the audit for the Company's annual financial statements for the fiscal years ended June 30, 2013 and 2012; and (ii) other matters.

	2013	2012
Audit fees(1)	$1,138,720	$1,050,000
Audit-related fees(2)	$43,000	$61,500
Tax fees(3)	$13,193	$11,288
All other fees(4)	$0	$0

Total fees	$1,194,913	$1,122,788

(1)
In the above table, in accordance with the SEC's definitions and rules, "audit fees" are fees that the Company paid to KPMG for the audit of the Company's annual financial statements included in the Form 10-K and review of the Company's interim financial statements included in the Forms 10-Q; for the attestation of management's report on the effectiveness of the Company's internal control over financial reporting, as required by Section 404 of SOX; and for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.

(2)
"Audit-related fees" includes fees for services related to the performance of the annual audit of the Retirement Plan and for services related to other filings with the SEC.

(3)
"Tax fees" consist of fees incurred in connection with tax compliance, tax advice and tax planning services.

(4)
"All other fees" represents fees for products and services rendered other than the services included in notes (1)-(3) above.

        The Audit Committee has determined that the provision of tax and other services by the independent registered public accounting firm is compatible with maintaining their independence.

Audit and Non-Audit Engagement Pre-Approval Policy

        To help assure the independence of the Company's independent registered public accounting firm, the Audit Committee has established a policy whereby all audit and non-audit engagements proposed to be performed by the independent registered public accounting firm must be approved in advance by the Chair of the Audit Committee or, in his discretion, the entire Audit Committee. All of the service provided to us by KPMG for which we paid Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees, as shown in the table above, were approved by the Audit Committee in accordance with this pre-approval policy.

        THE AUDIT COMMITTEE RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2014, WHICH IS DESIGNATED AS PROPOSAL NO. 2.

 PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act")) and the related rules of the SEC, a resolution will be presented at the Annual Meeting which is subject to stockholder vote, to approve, in a non-binding advisory vote, the compensation of our Named Executive Officers. While this vote is advisory and therefore not binding, it is important and will provide us with information regarding our stockholders' sentiment about our executive compensation philosophy, policies and practices, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement. Our Compensation Committee as well as the Board of Directors expect to take into account the outcome of the vote when considering future Executive Compensation decisions, to the extent that they can determine the cause or causes of any significant negative voting results.

        This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices, described in this Proxy Statement.

        The Compensation Discussion and Analysis beginning on page 18 of this Proxy Statement describes the Company's Executive Compensation Program, its philosophy and the decisions made by the Compensation Committee in 2013. As described in detail under Compensation Discussion and Analysis and the Executive Compensation section, including the accompanying tables and narrative, beginning on page 33 of this Proxy Statement, our compensation programs are designed to motivate our executives to achieve superior results for the Company. The Company believes that it is offering compensation packages which are competitive within the industries in which the Company operates, is fair and equitable among the executives, and which provides incentive for long term success and performance of the Company; with compensation allocated among base salary, annual discretionary cash incentive compensation and long term equity incentives.

        Accordingly, you may vote on the following resolution at the Annual Meeting:

  "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in this Proxy Statement pursuant the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Executive Compensation tables and the narrative discussion."

        The Affirmative vote of the holders of the majority of the votes represented at the 2013 Annual Meeting of Stockholders in person or by proxy is required to approve, on an advisory basis, the compensation of the Company's Named Executive Officers and the Company's compensation philosophy, policies and practices as described herein.

        THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE "FOR" THE PROPOSAL, BY NON-BINDING VOTE, APPROVING THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AND THE COMPANY'S COMPENSATION PHILOSOPHY, POLICIES AND PRACTICES AS DESCRIBED HEREIN. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

        Note: The Company is providing this advisory vote as a required pursuant to Section14A of the Securities Exchange Act (15 U.S.C. 78n-1). The stockholder vote will not be binding on the Company or the Board of Directors, and it will not be construed as overruling any decision by the Company or the Board of Directors or creating or implying any change to, or additional fiduciary duties for, the Company or the Board of Directors.

        However, our Board of Directors values the opinions of our stockholders. Our Board of Directors and the compensation committee will consider the outcome of the vote when making compensation decisions for our Named Executive Officers as they deem appropriate.

PROPOSAL 4

ELIMINATION OF CLASSIFIED STRUCTURE
OF BOARD OF DIRECTORS

  Overview

        Our Board is currently classified into three classes of directors (Class I, Class II and Class III) with terms of three years each. Generally, absent the earlier resignation or removal of a class member, the terms of the classes are staggered and one class stands for re-election at each annual meeting of stockholders.

        The Board of Directors has adopted, subject to approval by our stockholders at the Annual Meeting, resolutions to amend Article SIXTH of our Restated Certificate of Incorporation to declassify the Board of Directors, remove the class designations for each of the director's terms and institute annual voting for all directors to serve a one-year term (the "Declassification Amendment"). The Board of Directors approved the Declassification Amendment on October 15, 2013, subject to stockholder approval, and directed that the Declassification Amendment be submitted to our stockholders at the Annual Meeting. The form of the Declassification Amendment is set forth in Appendix A hereto. If this Proposal 4 is approved by our stockholders, the Declassification Amendment will become effective promptly after the Annual Meeting upon the filing thereof by the Company with the Secretary of State of the State of Delaware.

        The classified board structure has been part of our Restated Certificate of Incorporation since 1993. In the past, classified boards were common among publicly-traded companies, with a long history of state corporate laws specifically permitting such classification. Proponents of a classified board structure believe it provides increased board continuity, stability in pursuing the Company's business strategies and policies, improved long-term planning and an enhanced ability to protect stockholder value in a potential takeover and to resist potentially unfair and abusive takeover tactics. However, in line with recent trends and evolving corporate governance standards, the Board of Directors believes that the election of directors is the primary means for stockholders to influence corporate governance policies and increase the Board's and management's accountability to stockholders. The Board of Directors believes that stockholders should have the opportunity to vote on all directors each year and that annual elections of all directors will provide our stockholders with the opportunity to register their views on the performance of the entire Board each year, which should enhance the accountability of the Board of Directors.

        Approval of the Declassification Amendment will not affect the election of directors at the Annual Meeting. However, if the Declassification Amendment is approved by our stockholders, beginning at the 2014 annual meeting of stockholders, the entire Board of Directors would stand for election for a one-year term. If our stockholders do not approve the Declassification Amendment, then our Board of Directors will remain classified.

        The affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of all of the outstanding shares of Common Stock entitled to vote, in person or by proxy, is required to approve the Declassification Amendment.

        THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE DECLASSIFICATION AMENDMENT, WHICH PROPOSAL IS DESIGNATED AS PROPOSAL 4.

 OTHER MATTERS

Proxy Solicitation Expense

        The expense of the proxy solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mail, solicitation also may be made by telephone, telegraph or personal interview by directors, officers and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. The Company has engaged Morrow & Co., LLC, located at 470 West Avenue, Stamford, Connecticut 06902, a professional proxy solicitation firm, to provide customary solicitation services for a fee of $5,500 plus expenses. The Company does not anticipate that the costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for those matters to be voted on at the Annual Meeting. The Company will, upon request, reimburse brokers, banks and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.

Stockholder Proposals and Nomination of Directors

        Nominations of persons for election to the Board of Directors along with stockholder proposals may be made at any annual meeting of stockholders by any stockholder of the Company: (i) who is a stockholder of record on the date of the giving of the notice and on the Record Date; and (ii) who complies with the notice procedures.

        For the nomination or proposal to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Corporate Secretary of the Company.

        To be timely, a stockholder's notice to the Corporate Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty days nor more than ninety days prior to the date of the annual meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

Nomination

        To be in proper written form, a stockholder's notice to the Corporate Secretary must set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of Common Stock of the Company which are owned beneficially or of record by the person; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder; (ii) the class or series and number of shares of Common Stock of the Company which are owned beneficially or of record by such stockholder; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their name) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings or solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

Proposal

        To be in proper written form, a stockholder's notice to the Corporate Secretary must describe the proposal in sufficient detail for the proposal to be summarized on the agenda for the 2014 annual meeting of stockholders and must set forth: (i) the name and address, as it appears on the books of the Company, of the stockholder who intends to make the proposal; (ii) a representation that the stockholder is a holder of record of Common Stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to present such proposal; and (iii) the class or series and number of shares of Common Stock of the Company which are owned beneficially or of record by the stockholder. In addition the notice must set forth the reasons for conducting such proposed business at the 2014 annual meeting of stockholders and any material interest of the stockholder in such business. The presiding officer of the 2014 annual meeting of stockholders will, if the facts warrant, refuse to acknowledge a proposal not made in compliance with the foregoing procedure, and any such proposal not properly brought before the 2014 annual meeting of stockholders will not be considered.

        The Company currently intends to hold its 2014 annual meeting of stockholders on or about November 18, 2014. In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, to be included in the Company's proxy statement to be issued in connection with the 2014 annual meeting of stockholders, such proposal must be received by the Company no later than June 4, 2014. Any proposal(s) or nomination(s) to be submitted that do not comply with Rule 14a-8 promulgated under the Exchange Act may be omitted. Any stockholder proposal or nomination for the 2013 annual meeting of stockholders submitted outside such submission date will be deemed untimely for purposes of Rule 14a-4(c)(i). Proxies for that meeting may confer discretionary authority to vote on untimely proposals without express direction from the stockholders giving the proxies.

Availability of Annual Report

        We will send you a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 without charge if you send a written request to Office of the Corporate Secretary, Ethan Allen Interiors Inc., Ethan Allen Drive, Danbury, Connecticut 06811. You can also obtain copies of our Form 10-K and any other reports we file with the SEC through the SEC's website at www.sec.gov or on our website at www.ethanallen.com/investors.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on December 4, 2013—the proxy statement along with the annual report is available at http://materials.proxyvote.com/297602

Other Business

        The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those enumerated in the Company's Notice provided herewith. If any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matters will require for its approval the affirmative vote of the majority in interest of the stockholders present in person or by proxy at the Annual Meeting where a quorum is present, or such greater vote as may be required by the Company's Restated Certificate of Incorporation, the Company's By-laws or the General Corporation Law of the State of Delaware.

By Order of the Board of Directors, Eric D. Koster Corporate Secretary

Ethan Allen Interiors, Inc.
Ethan Allen Drive
Danbury, Connecticut 06811
October 25, 2013

 APPENDIX A

        The Amended and Restated Certificate of Incorporation of the Corporation shall be further amended by deleting the current Article SIXTH thereof in its entirety and substituting in lieu thereof the following:

        "SIXTH:

        1.    Directors.    The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not more than nine directors, the exact number of members to be fixed from time to time by resolution of the Board of Directors, except as may be provided by the resolution or resolutions adopted by the Board of Directors in respect of Preferred Stock adopted pursuant to Article FOURTH hereof. Beginning with the first annual meeting of stockholders held after the date of this amendment, the entire Board of Directors shall be elected annually at each annual meeting of stockholders for a one-year term expiring at the next succeeding annual meeting of stockholders. The directors shall hold office until their respective successors are elected and shall qualify, subject, however, to prior death, resignation or removal from office.

        2.    No Written Ballot.    Election of directors need not be by written ballot            unless the bylaws of the Corporation so provide.

        3.    Vacancies.    Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office, even if less than a quorum, or by the sole remaining director.

        4.    Removal.    No director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the outstanding shares of stock generally entitled to vote.

        5.    Preferred Stock Directors.    Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH applicable thereto, and each director so elected shall not be subject to the provisions of this ARTICLE SIXTH unless otherwise provided therein."

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000186394_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Clinton A. Clark 02 Kristin Gamble ETHAN ALLEN INTERIORS INC. ETHAN ALLEN DRIVE P.O. BOX 1966 DANBURY, CT 06811-1966 ATTN: Eric D. Koster Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. Proposal to ratify KPMG LLP as our independent registered public accounting firm for the 2014 fiscal year. 3. Proposal to approve, by non-binding vote, Executive Compensation. 4. Proposal to approve an amendment to our Restated Certificate of Incorporation to eliminate the classified structure of our Board of Directors. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000186394_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . ETHAN ALLEN INTERIORS INC. Annual Meeting of Stockholders December 4, 2013, at 9:00 am This proxy is solicited by the Board of Directors The undersigned stockholder of Ethan Allen Interiors Inc., a Delaware corporation (the "Company") hereby appoints M. Farooq Kathwari and James W. Schmotter as proxies for the undersigned, and each of them, with full power of substitution in each of them, to attend the annual meeting of stockholders to be held at the Ethan Allen Interiors Inc. International Corporate Headquarters at Ethan Allen Drive, Danbury, CT., 06811 on Wednesday, December 4, 2013, at 9:00 A.M., local time, or any adjournment or postponement thereof to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and revokes any proxy heretofore given with respect to such meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST (i) "FOR" EACH OF THE NOMINEES FOR DIRECTOR, (ii) "FOR" THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2014 FISCAL YEAR, (iii) "FOR" THE PROPOSAL TO APPROVE, BY NON-BINDING VOTE, EXECUTIVE COMPENSATION, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side

QuickLinks

Questions and Answers
PROPOSAL 1
ELECTION OF DIRECTORS
NOMINATIONS/CORPORATE GOVERNANCE COMMITTEE
CORPORATE GOVERNANCE
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE
COMPENSATION COMMITTEE REPORT
COMPENSATION DISCUSSION AND ANALYSIS
Summary Compensation Table
Grants of Plan-Based Awards
Grants of Plan Based Awards Non-Equity Incentive Plan Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Termination Scenario
Director Compensation
PROPOSAL 2 RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT FEES
PROPOSAL 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 4 ELIMINATION OF CLASSIFIED STRUCTURE OF BOARD OF DIRECTORS
OTHER MATTERS
APPENDIX A